UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Syndax Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 2, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Syndax Pharmaceuticals, Inc. (“Syndax”) The meeting will be held on May 15, 2024 at 8:30 a.m. EDT. The Annual Meeting will be held in a virtual meeting format only. You can attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.meetnow.global/MXMW4XJ. You will not be able to attend the meeting in person.

Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of 2024 Annual Meeting of Stockholders and proxy statement.

The agenda for the Annual Meeting includes the election of three (3) Class II directors, each to serve a three-year term, an advisory vote on the compensation paid to Syndax’s named executive officers, and the ratification of the appointment of Deloitte & Touche LLP as Syndax’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Under Securities and Exchange Commission rules, Syndax is providing access to the proxy materials for the Annual Meeting to stockholders via the Internet. Accordingly, you can access the proxy materials and vote your shares in advance of the Annual Meeting at www.investorvote.com/SNDX. Instructions for accessing the proxy materials and voting are described in the attached proxy statement and in the Notice Regarding Availability of Proxy Materials that you received. Your vote is very important. Whether or not you plan to attend the Annual Meeting, please carefully review the proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet in advance of the Annual Meeting or by telephone or proxy card will not affect your right to vote during the Annual Meeting if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker, bank or other agent), you will receive instructions from your broker, bank or other agent explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet in advance of the Annual Meeting if your voting instruction form from your broker, bank or other agent includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We hope that you will join us on May 15, 2024. Your continuing interest in Syndax is very much appreciated.

Sincerely,

Michael A. Metzger

Chief Executive Officer

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting virtually, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. If you participate virtually in the Annual Meeting, you may vote at that time, even if you previously submitted your vote. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent's name and account.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Time	8:30 a.m., Eastern Daylight Time

Date	Wednesday, May 15, 2024

Virtual Meeting

The Annual Meeting will be a virtual meeting through which you can listen to the meeting, submit questions and vote online. You may access the Annual Meeting by visiting www.meetnow.global/MXMW4XJ and entering the control number (included in the Notice Regarding the Availability of Proxy Materials mailed to you). Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

Purpose
(1)
To elect the Board of Directors’ nominees, Martin H. Huber, M.D., Jennifer Jarrett and William Meury, as Class II members of the Board of Directors, to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
(2)
To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.
(3)
To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
(4)
To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Record Date

The Board of Directors has fixed the close of business on March 20, 2024 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder of record for purposes germane to the Annual Meeting for a period of ten (10) days prior to the Annual Meeting. Please contact the Secretary of the Company to make arrangements to inspect the list. In addition, during the Annual Meeting, that list of stockholders will be available for examination by any stockholder of record at www.meetnow.global/MXMW4XJ.

By order of the Board of Directors,

Luke J. Albrecht

General Counsel & Secretary

Waltham, Massachusetts

April 2, 2024

i

HOUSEHOLDING OF PROXY MATERIALS	52
OTHER MATTERS	52

ii

SYNDAX PHARMACEUTICALS, INC.

35 GATEHOUSE DRIVE, BUILDING D, FLOOR 3

WALTHAM, MASSACHUSETTS 02451

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2024

AT 8:30 AM EDT

GENERAL INFORMATION

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 2, 2024, we sent you a Notice Regarding Availability of Proxy Materials (“Notice of Internet Availability”) because the Board of Directors (the “Board”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. The Notice of 2024 Annual Meeting of Stockholders (“Notice of Annual Meeting”), this proxy statement and proxy card or, for shares held in “street name” (i.e., shares held for your account by a broker, bank or other agent), voting instruction form, and the Annual Report on Form 10-K for the year ending December 31, 2023 (collectively, the “Proxy Materials”) are available to stockholders on the Internet. Instructions on how to access the Proxy Materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. The Notice of Internet Availability will also provide instructions as to how stockholders may request that a printed set of the Proxy Materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions.

As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to Syndax Pharmaceuticals, Inc. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

Will I receive any other proxy materials by mail?

You will not receive any additional Proxy Materials by mail unless you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice of Annual Meeting. We may elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability, which we may send on or after April 5, 2024.

Why is Syndax conducting a virtual Annual Meeting?

We believe that conducting a virtual Annual Meeting is in the best interest of our stockholders and enables increased stockholder attendance and participation, improves communication and lowers costs while reducing the environmental impact of the meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including the ability to submit questions and comments and to vote.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on March 20, 2024 (the “Record Date”).

How do I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders through which you can listen to the meeting, submit questions and vote online. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the Record Date, or if you hold a valid proxy for the Annual Meeting. We are not holding a physical meeting.

The meeting will be held at 8:30 a.m. Eastern Daylight Time (“EDT”) on Wednesday, May 15, 2024, and can be accessed by visiting www.meetnow.global/MXMW4XJ and entering the control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your Proxy Materials, as applicable. If your shares are held by an intermediary, such as a broker, bank or other agent, and you do not have a control number, please contact such entity as soon as possible so that you can be provided with a control number. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement. Information on how to vote online during the Annual Meeting is discussed below.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at https://support.vevent.com or at www.meetnow.global/MXMW4XJ. Technical support will be available starting at 7:30 a.m. EDT on May 15, 2024.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), you do not need to register to attend the Annual Meeting. Please follow the instructions on the Notice of Annual Meeting or proxy card that you received to join the Annual Meeting.

If you hold your shares through an intermediary, such as a broker, bank or other agent, you must register in advance to attend the Annual Meeting or to vote or ask questions during the Annual Meeting.

To register to attend the Annual Meeting you must submit proof of your proxy power (legal proxy) reflecting your holdings in the Company along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. EDT on May 14, 2024. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to Computershare by:

By email:	Forward the email from your broker, bank or other agent, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:	Computershare Trust Company, N.A.
Syndax Pharmaceuticals Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Who can vote at the Annual Meeting?

Only stockholders as of the Record Date, which we refer to as stockholders of record, will be entitled to vote at the Annual Meeting. On this Record Date, a total of 84,979,686 shares of common stock of the Company were issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with Computershare, then you are a stockholder of record. As a stockholder of record, you may vote at the meeting, vote by proxy over the telephone or through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver later. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•
By Internet in Advance of the Annual Meeting. Access the website of our tabulator, Computershare, at: www.investorvote.com/SNDX, using the control number printed on the Notice of Internet Availability. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. If you vote on the Internet, you may also request electronic delivery of future proxy materials. Your Internet vote in advance of the Annual Meeting must be received by 1:00 a.m. EDT on May 15, 2024 to be counted.
•
By Telephone. Call 1-800-652-VOTE (8683) toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the Notice of Internet Availability. You will be asked to provide your control number from the Notice of Internet Availability. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed. Your telephone vote must be received by 1:00 a.m. EDT on May 15, 2024 to be counted.
•
By Proxy Card. Complete and mail the proxy card that may be delivered and return it promptly in the envelope provided. Your proxy will be voted in accordance with your instructions. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction form.
•
During the Annual Meeting. You will be able to attend the Annual Meeting online and vote during the meeting by visiting www.meetnow.global/MXMW4XJ and entering the control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your Proxy Materials, as applicable. See “How do I register to attend the Annual Meeting virtually on the Internet?” for additional information.

If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other agent), you should have received a Notice of Internet Availability containing voting instructions from that organization rather than from us. You should follow the instructions in the Notice of Internet Availability to ensure your vote is counted. To vote during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

Proposal 1: FOR election of the three Class II director nominees (page 7)

Proposal 2: FOR advisory vote on the executive compensation paid to our named executive officers (“NEOs”) (page 20)

Proposal 3: FOR ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (page 21)

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote but do not make specific choices?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the annual meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each nominee for director (Proposal 1), “For” the advisory approval of the executive compensation paid to our named executive officers (Proposal 2), and “For” ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 3). If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker, bank or other agent with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Proposals 1 and 2 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, the NYSE has advised us that Proposal 3 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 3.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure that your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials that you receive from your broker, bank or other agent.

Can I change my vote?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

•
by notifying our Secretary in writing at 35 Gatehouse Drive, Building D, Floor 3, Waltham, Massachusetts 02451 that you are revoking your proxy;
•
by submitting another properly completed proxy with a later date;
•
by transmitting a subsequent vote over the Internet or by telephone prior to by 1:00 a.m. EDT on May 15, 2024; or
•
by attending and voting online during the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares are held in street name, you must contact your broker, bank or other agent for instructions as to how to change your vote. Your attendance at the Annual Meeting does not revoke your proxy. Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a valid proxy or attend the Annual Meeting will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. The inspectors of election appointed for the Annual Meeting will determine whether a quorum is present.

Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. If there is no quorum, the chairperson of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes	Matter
1.	Election of Directors	Nominees receiving the most “For” votes; withheld votes will have no effect.	Not applicable	No effect	Non-routine
2.	Advisory approval of the executive compensation of our named executive officers

“For” votes from the holders of a majority of the voting power of the shares present in person or represented by proxy and such votes are entitled to vote on the matter and are voted “for” or “against” the matter.

			No effect	No effect	Non-routine
3.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm

“For” votes from the holders of a majority of the voting power of the shares present in person or represented by proxy and such votes are entitled to vote on the matter and are voted “for” or “against” the matter.

			No effect	Not applicable(1)	Routine
(1)
This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What does it mean if I receive more than one Notice of Internet Availability?

It means that your shares may be registered in one or more names or multiple accounts at the transfer agent or with brokers. Please follow the instructions on the notices to ensure that all your shares are voted.

When are stockholder proposals due for the 2025 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2025 annual meeting of stockholders (the “2025 Annual Meeting”) we must receive them on or before December 3, 2024. Nothing in this paragraph shall require us to include in our proxy statement and proxy card for the 2025 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you wish to nominate a director or submit a proposal for presentation at the 2025 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o Syndax Pharmaceuticals, Inc. 35 Gatehouse Drive, Building D, Floor 3, Waltham, Massachusetts 02451. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the anniversary of the 2024 Annual Meeting; provided, however, that in the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the currently proposed 2025 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the 2025 Annual Meeting. Your written notice must contain specific information required in Section 2.13 of our amended and restated bylaws (“Bylaws”). In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b). For additional information about our director nomination requirements, please see our Bylaws.

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call Luke J. Albrecht, General Counsel and Secretary of the Company, at (781) 419-1400. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Board currently consists of eight directors. Our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) provides for a classified Board consisting of three classes of directors. Currently, Classes II and III each consist of three directors and Class I consists of two directors. Each class serves a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election or if sooner, until the director’s death, resignation or removal. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. There are currently no vacancies on the Board.

There are three directors in Class II whose term of office expires in 2024. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the three individuals listed in the table below for election as directors at the Annual Meeting. The biographies below under “Information About Our Board” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director nominee that led the Nominating and Corporate Governance Committee to believe that each nominee should continue to serve on the Board. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. If you elect the nominees listed below, they will each hold office until the annual meeting of stockholders in 2027 and until each of their successors has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. All nominees have consented to being named in this proxy statement and to serve if elected.

If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. If, for any reason, these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancies. The Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

		Term		Director
Nominees	Age (1)	Expires	Position(s) Held	Since
Martin H. Huber, M.D.	64	2024	Director	2021
Jennifer Jarrett	53	2024	Director	2018
William Meury	56	2024	Director	2018

_____

(1) Ages as of April 5, 2024.

Vote Required

Directors are elected by a plurality of the votes of the shares present during the meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the most “FOR” votes will be elected as directors. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election because of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

Our Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR

EACH OF THESE DIRECTOR NOMINEES FOR CLASS II DIRECTOR

(PROPOSAL 1 ON YOUR NOTICE OF INTERNET AVAILABILITY)

Information About Our Board of Directors

Set forth below are the names, ages and length of service of the remaining members of our Board whose terms continue beyond the Annual Meeting.

		Term		Director
Continuing Directors	Age (1)	Expires	Position(s) Held	Since
Keith A. Katkin	52	2025	Director	2017
Briggs W. Morrison, M.D.	65	2025	Director	2015
Dennis G. Podlesak	66	2025	Chairman of the Board, Director	2008
Pierre Legault	63	2026	Director	2017
Michael A. Metzger	53	2026	Chief Executive Officer, Director	2019

_____

(1) Ages as of April 5, 2024.

The principal occupation, business experience and education of each nominee for election as director and each continuing and retiring director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Nominees for Election

Martin H. Huber, M.D. is a Class II director who has served as a member of our Board since September 2021. Dr. Huber currently serves as President and Chief Executive Officer of Mersana Therapeutics, Inc. Previously, he served as the President of R&D, and prior to that as Chief Medical Officer, of Xilio Therapeutics, Inc. from April 2020 to September 2023. Prior to joining Xilio in April 2020, Dr. Huber served as Senior Vice President, Chief Medical Officer at TESARO, Inc. from September 2015 until its January 2019 acquisition by GlaxoSmithKline plc, and once acquired, as Senior Vice President, Clinical, until April 2020. Prior to TESARO, Dr. Huber served as Vice President, Oncology Clinical Research at Merck Research Laboratories from 2012 to 2015. Prior to Merck, he served in roles of increasing responsibility at Schering-Plough, Hoffmann-La Roche and Rhone-Poulenc Rorer, where he led teams in the areas of oncology clinical development, drug safety and pharmacovigilance. He was previously an Assistant Professor of Oncology at the University of Texas M.D. Anderson Cancer Center. Dr. Huber currently serves on the board of directors of Mersana Therapeutics, Inc., which is a publicly traded company. Dr. Huber earned his M.D. from Baylor College of Medicine. We believe that Dr. Huber’s extensive experience and leadership, including in serving as head of research and development and as a chief medical officer in the biopharmaceutical industry, qualify him to serve as a member of our Board.

Jennifer Jarrett is a Class II director who has served as a member of our Board since September 2018. Since October 2020, Ms. Jarrett has served as Chief Operating Officer of Arcus Biosciences, a biotechnology company. From February 2019 through September 2020, she served as Vice President of Corporate Development and Capital Markets of Uber Technologies, a technology company, and from June 2018 to January 2019 served as Arcus Biosciences’ Chief Operating Officer and Chief Financial Officer and as its Chief Business Officer and Chief Financial Officer from March 2017 to June 2018. From April 2016 to September 2016, Ms. Jarrett was the Chief Financial Officer of Medivation, a commercial biopharmaceutical company, which was acquired by Pfizer. Before Medivation, Ms. Jarrett spent 20 years in investment banking, most recently at Citigroup where she ran the firm’s west coast life sciences investment banking practice, and prior to that at Credit Suisse and Donaldson, Lufkin & Jenrette. Ms. Jarrett currently serves on the board of directors of Zura Bio, which is a publicly traded company, and previously served on the board of each of Arcus Biosciences, Arena Pharmaceuticals and Audentes Therapeutics. Ms. Jarrett received a B.A. in Economics from Dartmouth College and her M.B.A. from the Stanford Graduate School of Business. We believe that Ms. Jarrett’s extensive experience and leadership, including in investment banking and in serving as a chief financial officer and chief business officer in the biopharmaceutical industry, qualify her to serve as a member of our Board.

William Meury is a Class II director who has served as a member of our Board since September 2018. Since January 2023, Mr. Meury has served as President and Chief Executive Officer of Karuna Therapeutics, a biopharmaceutical company. From May 2020 through December 2022, Mr. Meury served as a Partner at Hildred Capital Management, a private equity firm focusing on the healthcare industry. Prior to joining Hildred Capital Management, Mr. Meury served as the Chief Commercial Officer of Allergan, plc, a global pharmaceutical company from May 2016 through its acquisition by AbbVie plc. Mr. Meury previously served as Allergan’s President, Branded Pharma from March 2015 to May 2016 and joined Allergan in July 2014 as Executive Vice President, Commercial, North American Brands. He has significant experience in launching and commercializing healthcare products. Prior to joining Allergan, Mr. Meury served as Executive Vice President, Sales and Marketing at Forest Laboratories, Inc. He joined Forest in 1993 and held multiple roles of increasing responsibility in marketing, new products, business development, and sales. Before joining Forest, Mr. Meury worked in public accounting for

Reznick Fedder & Silverman and in financial reporting for MCI Communications. Mr. Meury is currently on the board of directors Karuna Therapeutics, which is a publicly traded company, as well as on the boards of several private organizations. Mr. Meury earned his B.S. in Economics from the University of Maryland. We believe that Mr. Meury’s significant executive and commercial experience and leadership, including in launching healthcare products, as well as his background in finance, qualify him to serve as a member of our Board.

Continuing Directors

Keith A. Katkin is a Class III director who has served as a member of our Board since March 2017. From September 2017 through March 2020, Mr. Katkin served as the Chief Executive Officer and a member of the board of directors of Urovant Sciences Ltd., a publicly traded biopharmaceutical company. From March 2007 through January 2016, he was President and Chief Executive Officer of Avanir Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, where he led the execution of the company’s sale to Otsuka Pharmaceutical Co., Ltd. in 2015. Mr. Katkin joined Avanir in July 2005 as the Senior Vice President of Sales and Marketing and a member of Avanir’s executive management team. While at Avanir, Mr. Katkin was responsible for creating and executing the plan that led to the approval of Nuedexta and the company’s growth to commercial success. Prior to joining Avanir, Mr. Katkin served as the Vice President, Commercial Development for Peninsula Pharmaceuticals, Inc., a privately held biopharmaceutical company, playing a key role in the concurrent initial public offering and ultimate sale of the company to Johnson and Johnson. Additionally, Mr. Katkin’s employment experience includes leadership roles at InterMune, Amgen and Abbott Laboratories. Mr. Katkin currently serves as a director at Eledon Pharmaceuticals, Inc. (Chairman), and Emergent BioSolutions, Inc., each of which is a publicly traded company, and as an adviser to the board of directors at Urovant. Mr. Katkin has an M.B.A. from the Anderson School at UCLA and earned a B.S. in Business and Accounting from Indiana University. Mr. Katkin is also a licensed Certified Public Accountant. We believe that Mr. Katkin’s executive experience and his membership on the board of directors of several biotechnology companies qualify him to serve as a member of our Board.

Briggs W. Morrison, M.D. is a Class III director who has served as a member of our Board since July 2015. Dr. Morrison currently serves as Chief Executive Officer of Crossbow Therapeutics, as well as a managing director of MPM Capital, a healthcare-focused venture capital firm, since June 2015. He previously served as our President, Head of Research and Development from February 2022 to April 2023 and Chief Executive Officer from June 2015 to January 2022. Prior to joining us, he served as Executive Vice President, Global Medicines Development and Chief Medical Officer at AstraZeneca plc, a publicly traded company, from January 2012 to June 2015, leading the company’s global, late-stage development organization and serving as a member of the AstraZeneca senior executive team. He previously held a number of positions at Pfizer Inc., a publicly traded company, from 2007 to January 2012 that culminated in his appointment as Head, Medical Affairs, Safety and Regulatory Affairs for Pfizer’s human health business, and also served in roles of increasing responsibility at Merck Research Laboratories, a division of Merck & Co., Inc., from 1995 to 2007, ascending to the role of Vice President, Clinical Sciences, Oncology, responsible for clinical development of all novel anti-cancer drugs. Dr. Morrison is on the board of Arvinas, Inc, Carisma Therapeutics, Repare Therapeutics and Werewolf Therapeutics, each of which is a publicly traded company, as well as the boards of several private companies. Dr. Morrison received a B.S. in Biology from Georgetown University and an M.D. from the University of Connecticut. We believe that Dr. Morrison’s experience as an executive officer of other successful companies in the pharmaceutical industry gives him the qualifications, skills and financial expertise to serve as a member of our Board.

Dennis G. Podlesak is a Class III director who has served as chairman of our Board since December 2008. Mr. Podlesak is the Chairman and Chief Executive Officer of Transposon Therapeutics, the Chief Executive Officer and Managing Partner of Canaan Partners’ Axceliux LLC, and is an Advisory Partner of Domain Associates, LLC which he joined in November 2007, both of which are life science-focused venture capital firms. Mr. Podlesak previously served as the Chairman of the board of Tobira Therapeutics, a publicly traded biopharmaceutical company that was acquired by Allergan plc. Mr. Podlesak also served on the board of Avanir Pharmaceuticals, a publicly traded biopharmaceutical company, through its acquisition by Otsuka Pharmaceuticals, and was a founding board member of Rightcare Solutions, which was acquired by Cardinal Health. Mr. Podlesak was also the founder and the Chief Executive Officer of Calixa Therapeutics, Inc., a privately held biopharmaceutical company that was acquired by Cubist Pharmaceuticals, and Mr. Podlesak was the Executive Chairman of Corthera, Inc., a privately held biopharmaceutical company which was acquired by Novartis AG. Earlier in his career, Mr. Podlesak served as the Founder and Chief Executive Officer of Cerexa, Inc., a privately held biotechnology company, which became a wholly owned subsidiary of Forest Laboratories, Inc. after being acquired by Forest. Prior to Cerexa, Mr. Podlesak served as the Chief Executive Officer of Peninsula Pharmaceuticals Inc., a privately held pharmaceutical company, and led the sale of Peninsula to Johnson & Johnson’s Ortho-McNeil Pharmaceutical subsidiary. Prior to joining Peninsula, Mr. Podlesak held various executive management positions at Novartis AG, a publicly traded healthcare company, Allergan, plc, a publicly traded healthcare company and Smith Kline Beecham (now GlaxoSmithKline plc, a publicly traded pharmaceutical company). Mr. Podlesak received a B.A. and an M.B.A. from Pepperdine University, and has completed postgraduate studies at the

Wharton School, University of Pennsylvania. We believe that Mr. Podlesak’s experience in the venture capital industry, his experience as the Chief Executive Officer and Chairman of other successful companies in the biotechnology industry, his over 20 years of strategic, operational and commercial experience in the pharmaceutical industry, and his service as a director of other publicly traded and privately held life science companies give him the qualifications, skills and financial expertise to serve as a member of our Board.

Pierre Legault is a Class I director who has served as a member of our Board since January 2017. Mr. Legault also serves on the board of Bicycle Therapeutics (Chairman), which is a publicly traded company, as well as the boards of several private companies. Previously, he served on the board of Poxel Pharmaceuticals, Urovant, Clementia Pharmaceuticals, Armo BioSciences, OSI Pharmaceuticals, Tobira Therapeutics, NPS Pharmaceuticals, Forest Laboratories, Cyclacel Pharmaceuticals, Eckerd Pharmacy, Regado Biosciences, NephroGenex and several others. Mr. Legault served as Chairman of NephroGenex from 2012 through 2013 and Chief Executive Officer from 2014 through 2016, as Chief Executive Officer of Prosidion from 2010 through 2012, and Executive Vice President, Chief Financial Officer, and Treasurer of OSI Pharmaceuticals from 2009 through 2010. His prior senior executive experience also includes serving as President of Eckerd Pharmacy and as Executive Vice President and Chief Administrative Officer of Rite Aid Corporation. Mr. Legault studied at McGill University, HEC Montreal and Harvard Business School. He holds MBA, BAA, CA and CPA diplomas. We believe that Mr. Legault’s executive experience and his membership, including service as the chairman, on the board of directors of a number of biopharmaceutical companies qualify him to serve as a member of our Board.

Michael A. Metzger is a Class I director who has served as our Chief Executive Officer since February 2022 and previously served as our President and Chief Operating Officer since May 2015 and has been a member of our Board since July 2019. Prior to joining us, Mr. Metzger was President and COO from December 2013 to October 2014 and President and Chief Executive Officer and a member of the board of directors of Regado Biosciences, Inc., a former publicly traded biotechnology company that merged with Tobira Therapeutics, Inc., from October 2014 to May 2015, where he oversaw the company’s successful merger with Tobira Therapeutics, Inc. in 2015. Previously, Mr. Metzger served as Executive Vice President and Chief Operating Officer at Mersana Therapeutics, Inc., a privately held biopharmaceutical company developing novel immunoconjugate therapies for cancer, from March 2011 to November 2013, and in senior business development positions including leading mergers and acquisitions at Forest Laboratories, LLC, which was acquired by Allergan plc, a publicly traded company, from 2006 to February 2011. Prior to Forest, Mr. Metzger served as Vice President Corporate Development at Onconova Therapeutics, Inc. and was a Managing Director at MESA Partners, Inc., a venture capital firm. Mr. Metzger previously served on the board of CTI Biopharma Corp., a publicly traded biopharmaceutical company, and currently serves on the board of a not-for-profit company. Mr. Metzger received a B.A. from George Washington University and an M.B.A. in Finance from the New York University Stern School of Business. We believe that Mr. Metzger’s executive experience and his membership on the board of directors of several biotechnology companies qualify him to serve as a member of our Board.

EXECUTIVE OFFICERS

The following table sets forth information regarding our current executive officers who are not directors, as of the date of this proxy statement:

Name	Age	Position(s)
Luke J. Albrecht	45	General Counsel and Secretary
Neil Gallagher, M.D., Ph.D.	60	President, Head of Research and Development
Keith A. Goldan	52	Chief Financial Officer
Catherine Madigan, M.D.	52	Chief Medical Officer

Luke J. Albrecht has served as our General Counsel since August 2016 and as our Secretary since September 2016. Previously he was Vice President, General Counsel and Secretary, Chief Compliance Officer for Boston Heart Diagnostics Corporation from March 2013 to May 2016. Prior to Boston Heart, Mr. Albrecht was in-house counsel for Advanced BioHealing, Inc. where he held senior legal positions from August 2009 and, following the company’s acquisition by Shire plc, with Shire Regenerative Medicine, to December 2012. He practiced corporate and transactional law at the international law firms McDermott Will & Emery LLP from August 2004 to July 2007 and Cooley LLP from July 2007 to August 2009. Mr. Albrecht received a B.A. from the University of New Hampshire and a J.D. from Suffolk University Law School.

Neil Gallagher, M.D., Ph.D. has served as our President, Head of Research and Development since April 2023. Previously, he served as Chief Medical Officer, Vice President, Head of Development at AbbVie Inc. from January 2020 to April 2023, where he led multiple development programs through approval globally and oversaw asset strategy and portfolio management across several therapeutic areas. Dr. Gallagher also served as AbbVie’s Head of Global Oncology Development from November 2017 to December 2019. Prior to joining AbbVie, he served as Head of Development for Oncology and Inflammation at Amgen from May 2016 to October 2017 and spent a decade at Novartis leading several development and clinical programs across the portfolio. Earlier in his career, he was a Senior Medical Director at AstraZeneca and later Director of Clinical Development at Astex Therapeutics. Dr. Gallagher completed his Fellowship in Gynecological Oncology at the Institute for Cancer Studies, University of Birmingham, United Kingdom and received his medical degree from Trinity College, Dublin.

Keith A. Goldan has served as our Chief Financial Officer since June 2022. Prior to joining Syndax, Mr. Goldan served as Chief Financial Officer of Optinose, a publicly traded specialty pharmaceutical company, since January 2017, where he helped build the infrastructure to support the launch of its lead product in the United States. Prior to Optinose, he served as Chief Financial Officer and Senior Vice President of Fibrocell, a publicly traded cell and gene therapy company. Mr. Goldan’s experience also includes Chief Financial Officer roles at NuPathe, PuriCore plc and Biosyn as well as financial roles at ViroPharma and KPMG. In these positions, Mr. Goldan led finance, accounting, IT, HR and corporate development teams and successfully raised capital through multiple IPOs, capital markets transactions and financing vehicles. Mr. Goldan received a B.S. in Finance from the Robert H. Smith School of Business at the University of Maryland and an M.B.A. from the Wharton School at the University of Pennsylvania.

Catherine Madigan, M.D. has served as our Chief Medical Officer since March 2022. Prior to joining the Company, Dr. Madigan served as Vice President, Head of Clinical Development at Syros Pharmaceuticals. Prior to joining Syros, she served as Senior Medical Director at Alnylam Pharmaceuticals, and was a Medical Director in Biogen’s Rare Disease Innovation Unit. Dr. Madigan previously held various academic positions of increasing responsibility at University of California San Diego/ Rady Children’s Hospital San Diego. Dr. Madigan received a B.A. in Asian Studies from Dartmouth College and an M.D. from the Keck School of Medicine of the University of Southern California.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Diversity

The Board diversity matrix, below, provides the diversity statistics for our Board as of April 5, 2024. Our previous year’s disclosure can be found in our definitive proxy statement filed with the SEC on April 7, 2023.

Board Diversity Matrix (As of April 5, 2024)
Total Number of Directors	8
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	–	1
Part II: Demographic Background
African American or Black	–	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	1	6	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–
Did Not Disclose Demographic Background	1

Board Independence

Rule 5605 of the Nasdaq Listing Rules requires that independent directors compose a majority of a listed company’s board of directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions including certain phase-in rules, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Nasdaq Listing Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the company or any of its subsidiaries; or (ii) be an affiliated person of the company or any of its subsidiaries. In addition to satisfying general independence requirements under the Nasdaq Listing Rules, members of the compensation committee must also satisfy additional independence requirements set forth in Rule 10C-1 under the Exchange Act and Nasdaq Listing Rule 5605(d)(2). Pursuant to Rule 10C-1 under the Exchange Act and Nasdaq Listing Rule 5605(d)(2), in affirmatively determining the independence of a member of a compensation committee of a listed company, the board of directors must consider all factors specifically relevant to determining whether that member has a relationship with the company that is material to that member’s ability to be independent from management in connection with the duties of a compensation committee member, including: (a) the source of compensation of such member, including any consulting, advisory or other compensatory fee paid by the company to such member; and (b) whether such member is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board has affirmatively determined that all our directors, except Michael A. Metzger, who serves as our Chief Executive Officer, and Briggs W. Morrison, M.D., who previously served as our President and Head of Research and Development, are independent directors within the meaning of the applicable Nasdaq Listing Rules and SEC rules. In making this determination, our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that none of these directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards established by the SEC and the Nasdaq Listing Rules. The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable.

At least annually, our Board will evaluate all relationships between us and each director considering relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our Board will make an annual determination of whether each director is independent within the meaning of Nasdaq and the SEC independence standards.

Board Meetings and Attendance

Our Board held four meetings during the fiscal year ended December 31, 2023. Except as noted below, each of the incumbent directors attended 100% of the total meetings of the Board and at least 75% of the meetings of the committees of the Board on which he or she served during the fiscal year ended December 31, 2023 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). Mr. Metzger and Dr. Morrison were unable to attend one Board meeting that occurred during their tenure on the Board during 2023 due to professional conflicts with the scheduled meeting time. It is our policy to encourage our directors to attend the Annual Meeting. All of our directors attended our 2023 annual meeting of stockholders.

Board Committees

Our Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee, each of which is composed solely of independent directors and is described more fully below. Each committee operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters for each committee are all available on the investor relations portion of our website, www.syndax.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The following table provides membership and meeting information for the year ended December 31, 2023 for each committee:

			Nominating and	Science and Technology
	Audit	Compensation	Corporate Governance
Name	Committee	Committee	Committee	Committee
Martin H. Huber, M.D.
Jennifer Jarrett
Keith A. Katkin
Pierre Legault
Dennis G. Podlesak
Total committee meetings in 2023	7	4	5	5

Chair Member

Financial Expert

Below is a description of each committee of the Board.

Audit Committee

Messrs. Katkin, Legault and Podlesak, served as members of the Audit Committee during 2023, with Mr. Legault serving as chair of the committee. Our Board has determined that each current member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Our Board determined that Messrs. Katkin and Legault are currently each an “audit committee financial expert,” both within the meaning of the SEC regulations and applicable listing standards of Nasdaq. The report of the Audit Committee is included in this proxy statement under “Report of the Audit Committee.” The functions of our Audit Committee include, among other things:

•
appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•
approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•
reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•
reviewing the adequacy of our internal control over financial reporting, including the adequacy and effectiveness of the Company’s information and cybersecurity policies;
•
establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•
monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•
preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;
•
overseeing and discussing with management, at least annually, the Company’s policies with respect to risk assessment and risk management;
•
reviewing all related party transactions for potential conflict of interest situations and approving all such transactions;
•
monitoring compliance with our investment policy; and
•
reviewing quarterly earnings releases.

Report of the Audit Committee

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The audit committee has discussed with our independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP the firm’s independence. Based on the foregoing, the audit committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Syndax Pharmaceuticals, Inc.

Audit Committee

Pierre Legault, Chair

Keith A. Katkin

Dennis G. Podlesak

Compensation Committee

Messrs. Katkin, Legault and Podlesak served as members of the Compensation Committee during 2023, with Mr. Katkin serving as chair of the committee. Our Board has determined that each current member of the Compensation Committee is “independent” as defined under the applicable listing standards of Nasdaq. The functions of our Compensation Committee include, among other things:

•
annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•
evaluating the performance of our Chief Executive Officer considering such corporate goals and objectives and determining the compensation of our Chief Executive Officer;
•
reviewing and approving the compensation of our other executive officers and certain other members of senior management;
•
appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•
conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•
annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of Nasdaq;
•
reviewing and establishing our overall management compensation, philosophy and policy;
•
overseeing and administering our compensation and similar plans;
•
reviewing and approving our policies and procedures for the grant of equity-based awards;
•
reviewing and making recommendations to the Board with respect to director compensation;
•
reviewing and discussing with management the Company’s Compensation Discussion and Analysis required to be included in any filing with the SEC; and
•
reviewing and discussing with the Board corporate succession plans for the Chief Executive Officer and other key officers.

In fulfilling its responsibilities, the Compensation Committee may delegate any or all its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with our Certificate of Incorporation, Bylaws, our Corporate Governance Guidelines, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (as applicable), the Nasdaq Listing Rules and other applicable law. In addition, pursuant to its charter, the Compensation Committee has the sole authority, in its sole discretion, to retain compensation consultants to assist the Compensation Committee with its functions, including any studies or investigations. The Compensation Committee engaged the Human Capital Solutions practice of Aon plc (“Aon”) as a compensation consultant in 2023. At the request of the Compensation Committee, Aon evaluated and provided recommendations regarding our executive and Board equity compensation programs and peer equity trends, which is discussed in the Compensation Discussion and Analysis section of this proxy statement.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees consisting of one or more members of the Board, as well as to the Chief Executive Officer (in each case whether or not he or she is on the Compensation Committee), to the extent allowed under applicable law and stock exchange listing requirements. In 2023, the Compensation Committee formed a subcommittee, currently composed of Mr. Metzger, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options and restricted stock awards to employees who are not executive officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of equity administration within the Company and to facilitate the timely grant of equity to non-executive employees, particularly new employees, within specified limits approved by the Compensation Committee. In particular, the subcommittee may not grant options to acquire more than 100,000 shares of common stock to an employee, as and when hired. As part of its oversight function, the Compensation Committee reviews, on a quarterly basis, the list of grants made by the subcommittee and reviews, on an annual basis, the adequacy of the subcommittee grant pool for potential future grants. In 2023, the Compensation Committee approved an increase in the aggregate number of shares available to the subcommittee, providing for an additional 1,037,370 shares available for grants.

Historically, our Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the last quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, including analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2023 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Nominating and Corporate Governance Committee

Ms. Jarrett and Messrs. Katkin, Legault and Podlesak served as members of the Nominating and Corporate Governance Committee during 2023, with Mr. Podlesak serving as chair of the committee. Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of Nasdaq. The functions of our Nominating and Corporate Governance Committee include, among other things:

•
developing and recommending to the Board criteria for membership of the Board and committees;
•
establishing procedures for identifying and evaluating Board candidates, including candidates recommended by stockholders;
•
identifying individuals qualified to become members of the Board;
•
recommending to the Board the persons to be nominated for election as directors and to each of the committees of the Board;
•
developing and recommending to the Board a set of corporate governance guidelines; and
•
overseeing the evaluation of the Board and management.

Science and Technology Committee

Dr. Huber, Ms. Jarrett and Mr. Katkin served as members of the Science and Technology Committee during 2023, with Dr. Huber serving as chair of the committee. The functions of our Science and Technology Committee include, among other things:

•
providing recommendations to the Board and management on research and development portfolio structure and optimization;
•
providing recommendations to the Board and management on path to clinic and path to market strategies for the Company’s programs;
•
providing recommendations to the Board and management on potential buy-side business development opportunities from a scientific, medical and regulatory perspective;
•
assisting management in screening and technically evaluating buy-side business development opportunities from a scientific, medical and regulatory perspective; and
•
supporting management in strategizing, messaging and networking with respect to sell-side business development opportunities from a scientific and technical perspective.

Our Board may establish other committees from time to time.

Identifying and Evaluating Director Nominees

Our Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their tenure, including the number of meetings attended, level and quality of participation and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and considering the overall composition and needs of our Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board. The Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the way it evaluates candidates based on whether the candidate was recommended by a stockholder.

Our Nominating and Corporate Governance Committee considers, among other things, the following qualifications, skills and attributes when recommending candidates for the Board’s selection as director nominees for the Board and as candidates for appointment to the Board’s committees: a director nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other director nominees to the Board, in collectively serving the long-term interests of the stockholders.

In evaluating proposed director candidates, our Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, diversity considerations, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the Board. We have no formal policy regarding board diversity, but believe that our Board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the committee also takes into consideration the diversity (for example, with respect to gender, race and national origin) of our board members. The committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors. Our committee’s priority in selecting board members is identification of persons who will further the interests of our company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy.

Non-Management Director Meetings

In addition to the meetings of the committees of the Board described above, in connection with the Board meetings, the independent directors met four times in regularly scheduled executive sessions during the fiscal year ended December 31, 2023. The Chairman of the Board presides at these executive sessions. The Audit Committee and the Board have established a procedure whereby interested parties may make their concerns known to independent directors, which is described on our website.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of the following members: Pierre Legault, Keith A. Katkin and Dennis G. Podlesak. No voting member of the Compensation Committee is an officer of the Company or has served as an officer of the Company, including its affiliates, at any time. None of our executive officers serve as a member of the Compensation

Committee of any other company that has an executive officer serving as a member of the Board. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Leadership Structure and Risk Oversight

The positions of our Chairman of the Board and Chief Executive Officer of the Company are separated, with Mr. Podlesak serving as Chairman and Mr. Metzger as our Chief Executive Officer. As a general policy, our Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board.

Our Board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman of the Board with the role of Chief Executive Officer, might be appropriate. Accordingly, our Board may periodically review its leadership structure. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Additionally, the Board reviews at least annually the Company’s business initiatives, capital projects and budget matters.

Certain of the committees of our Board also oversee the management of the Company’s risk that falls within such committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer periodically provides reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firm. The Audit Committee, as part of its responsibilities, oversees the Company’s significant financial and operational risk exposures, including but not limited to accounting matters, liquidity and credit risks, corporate tax positions, insurance coverage, and cash investment strategy and results. The Audit Committee is also responsible for overseeing the management of risks relating to the performance of the Company’s internal audit function (if required) and its independent registered accounting firm, as well as the Company’s systems of internal controls and disclosure controls and procedures. Audit committee responsibilities also include oversight of cybersecurity risk management, and, to that end, the committee typically meets at least annually with both IT and business personnel responsible for cybersecurity risk management and receives periodic reports from the head of cybersecurity risk management, as well as incidental reports as matters arise. The Compensation Committee is responsible for overseeing the Company’s major compensation-related risk exposures, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. The Nominating and Corporate Governance Committee oversees the Company’s major legal compliance risk exposures, including the company’s procedures and any related policies with respect to risk assessment and risk management. The Science and Technology Committee assists and advises the Board with respect to scientific research and development matters. These committees provide regular reports to the full Board.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.syndax.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board membership criteria and selection, board meetings and committees, risk oversight, management review and responsibility, including performance evaluation and succession planning. The Corporate Governance Guidelines are available in the “Investors–Corporate Governance” section of our website, www.syndax.com.

Environmental, Social and Governance Commitment

In addition to the foregoing descriptions of our governance policies and practices, the following is a summary of our environmental and social commitment policies and practices:

•
Sustainability: The Company leases each of its office facilities and does not operate any of its own research and development facilities. Nonetheless, we continually review our environmental impact and ways in which we can operate more responsibly and sustainably. The Company has been methodically minimizing its use of paper records in favor of electronic records and has a robust recycling program in each office for paper, batteries and electronic equipment. Employees have flexibility to work from home or utilize public transportation when commuting to an office facility. Electric car charging stations are available to employees at our Massachusetts office location.
•
Human Capital Management: We have a vibrant and growing culture and are committed to the health and welfare of our employees. Our important work to realize a future in which people with cancer live longer and better than ever before requires a specialized and dedicated workforce. We support the development of our employees with a generous compensation and benefits package, internal advancement, and individualized development opportunities. We also offer multiple internships each year, which we believe will help foster a diverse workforce. Company leaders participate as mentors in a leadership development initiative to increase biotechnology industry diversity and the Company sponsors employee participation in the program. Our annual voluntary turnover rate has been less than 16% for the last three fiscal years and our annual internal promotion rate has ranged from 14 – 24% annually.
•
Workforce Diversity: We believe that a diverse workforce is critical to our success and we are fundamentally committed to creating and maintaining a work environment in which employees are treated fairly, with dignity, decency, respect and in accordance with all applicable laws. We understand that varied perspectives lead to the best ideas and outcomes. We believe that by creating a workplace where every individual can feel welcome and valued, we will be better able to achieve our corporate objectives. Our recruitment, hiring, development, training, compensation, and advancement is based on qualifications, performance, skills, and experience without regard to gender, race or ethnicity. As of December 31, 2023, women comprise 59% of our employee workforce and 50% of our employee leaders at the level of director or above. We do not ask our employees to self-identify as racial and ethnic minorities and therefore do not maintain any metrics on this information.
•
Corporate Responsibility: We are committed to the communities in which we operate. Some of the initiatives that we were most proud of in 2023 included continuing support for the scientific, medical, patient and local communities in which we operate, including disease awareness and supporting community needs through both participation in events as well as charitable giving to the community at large. We enable our employees to participate in various charity events, including walks, races and other events that impact change in the communities of the patients that we serve. This allows our employees to support causes that are meaningful to them and their families and aligns with our mission, goals and vision.

Policy Prohibiting Hedging and Pledging

Pursuant to our Insider Trading Policy, our officers, directors, employees and consultants are prohibited from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to our common stock at any time. This prohibition extends to any hedging, pledging or similar transaction designed to decrease the risks associated with holding our securities.

Stockholder Communications with Our Board of Directors

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders wishing to communicate directly with our Board may send correspondence to our Secretary, c/o Syndax Pharmaceuticals, Inc., 35 Gatehouse Drive, Building D, Floor 3, Waltham, Massachusetts 02451. Our Secretary will forward all comments directly to the Board. These communications will be reviewed by the Secretary of the Company designated by the Board who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2023 Annual Meeting of Stockholders, the stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of the NEOs, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking the stockholders to approve, on an advisory basis, the compensation of the NEOs as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. The compensation of our NEOs subject to the vote is disclosed in the Compensation Discussion and Analysis, compensation tables and the related narrative disclosure contained in this proxy statement. As disclosed in those disclosures, we believe that our compensation policies and decisions are consistent with current market practices. Compensation of our NEOs is designed to enable the Company to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the NEOs as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The vote is advisory and therefore not binding on the Board or the Company. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes on the compensation of the NEOs, the next scheduled say-on-pay vote will be at the 2025 Annual Meeting of Stockholders.

Vote Required

Advisory (non-binding) approval of our executive compensation requires an affirmative vote from the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote “AGAINST” this proposal.

Our Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR

THE EXECUTIVE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

(PROPOSAL 2 ON YOUR NOTICE OF INTERNET AVAILABILITY)

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP, independent registered public accounting firm, has been selected by the Audit Committee as our auditors for the fiscal year ending December 31, 2024. Deloitte & Touche LLP acted as the independent registered public accounting firm for Syndax since 2008. A representative of Deloitte & Touche LLP is expected to be available at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

The Company’s organizational documents do not require that the stockholders ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. The Company requests such ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, but still may retain this firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Syndax and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will have the same effect as a vote “AGAINST” this proposal.

Pre-Approval Policies and Procedures

Our Audit Committee approves all audit and pre-approves all non-audit services provided by Deloitte & Touche LLP before it is engaged by us to render non-audit services. These services may include audit-related services, tax services and other services.

The pre-approval requirement set forth above does not apply with respect to non-audit services if:

•
all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to Deloitte & Touche LLP during the fiscal year in which the services are provided;
•
such services were not recognized as non-audit services at the time of the relevant engagement; and
•
such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.

The Audit Committee elected to delegate pre-approval authority to the chairperson of the Audit Committee to approve any one or more individual permitted non-audit services for which estimated fees do not exceed $100,000 as well as adjustments to any estimated pre-approval fee thresholds up to $50,000 for any individual service. Any services that would exceed such limits should be pre-approved by the full Audit Committee. The chairperson shall report any pre-approval granted at the next scheduled meeting of the Audit Committee.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees incurred by Deloitte & Touche LLP for the fiscal years ended December 31, 2023 and 2022. All fees described below were pre-approved by the Audit Committee.

	Fiscal year	Fiscal year
	2023	2022
Audit fees (1)	$891,668	$940,222
Audit-related fees (2)	$216,736	$197,500
Tax fees (3)	$26,250	$—
Total fees	$1,134,654	$1,137,722

(1)
Audit fees consist of fees for our quarterly reviews and audit of our annual financial statements.
(2)
Audit-related fees are fees related to services performed in connection with registration statements or other regulatory filings with the SEC, comfort letters, consents, and fees for accounting consultation.
(3)
Tax fees are related to tax advisory services rendered in connection with the determination of whether the Company experienced an “ownership change” as specified in Section 382 of the Internal Revenue Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 3 ON YOUR NOTICE OF INTERNET AVAILABILITY)

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) discusses the principles and objectives underlying our policies and decisions with respect to the 2023 compensation of our NEOs and other material factors relevant to an analysis of these policies and decisions. This CD&A is intended to be read in conjunction with the tables that immediately follow this section.

Name	Position
Michael A. Metzger	Chief Executive Officer
Keith A. Goldan	Chief Financial Officer
Luke J. Albrecht	General Counsel and Secretary
Neil Gallagher, M.D., Ph.D. (1)	President, Head of Research and Development
Catherine Madigan, M.D.	Chief Medical Officer

__________

(1) Dr. Gallagher was appointed as President, Head of Research and Development effective April 10, 2023.

Company Overview

We are a clinical-stage biopharmaceutical company developing an innovative pipeline of cancer therapies. Our current portfolio includes two investigational products, both currently in pivotal trials. We are focused on our determination to realize a future in which people with cancer live longer and better than ever before.

Leadership Transition

On March 29, 2023, Dr. Morrison resigned from his role as President, Head of Research and Development. Dr. Morrison has continued to serve as a member of the Company’s Board.

On the same date, the Board appointed Dr. Gallagher to serve as the Company’s President, Head of Research and Development, effective as of April 10, 2023. In connection with Dr. Gallagher’s appointment, the Compensation Committee recommended, and the Board approved, his salary, target annual incentive opportunity and equity awards.

Executive Compensation Philosophy and Objectives

Our philosophy is to provide a competitive total compensation package with significant emphasis on pay for performance in order to recruit and retain an outstanding leadership team to execute our strategy and create stockholder value. The core elements of the Company’s executive compensation philosophy are as follows:

•
attract, retain and motivate superior individuals to serve as our executive officers using market competitive compensation that is variable and “at risk”;
•
provide incentives that reward the achievement of performance goals that directly correlate to the execution of our strategy and the enhancement of stockholder value, as well as to facilitate executive retention; and
•
align executives’ interests with those of the stockholders through long-term incentives linked to achievement of multiyear strategic goals.

We believe our executive compensation program, as developed and implemented, as presented in this CD&A, achieves these objectives and is appropriate for a company in our industry and at our stage of growth.

Pay Program Overview

The primary elements of our executive compensation program for 2023 were base salary, annual performance-based cash compensation, and long-term equity incentives.

The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries may be adjusted based on numerous factors, including a change in an executive officer’s responsibilities, demonstrated performance or relevant market data.

The annual performance-based cash compensation program is intended to motivate and reward our executives for the achievement of certain short-term goals of the Company. Our annual incentives for 2023 were based on performance relative to the Company’s 2023 operating and organizational goals.

Long-term equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. Historically, we have used stock option grants and, in certain circumstances, restricted stock unit awards, because we believe that each is an effective means by which to align the long-term interests of our executive officers with those of our stockholders.

CEO and Other NEO Pay Mix

Executive compensation is linked strongly to the performance of the business, with a majority of annual target compensation being variable and at-risk. In 2023, 93% of the total target compensation for the CEO was at-risk and 85% of the total target compensation for all other NEOs was at-risk, each as shown in the graphics below. The Compensation Committee considers compensation to be at risk if it is subject to operating performance, or if its value depends on stock price appreciation.

2023 CEO Pay Mix
7%
Fixed
Short-Term 13%
Long-Term 87%
Base
7%
Bonus
5%
Options
88%
93%
Variable

2023 Other NEO Pay Mix
15%
Fixed
Long-Term 78%
Short-Term 22%
Base
15%
Bonus
7%
Options
78%
85%
Variable

Compensation Program Governance

The Compensation Committee assesses the effectiveness of our executive compensation program from time to time and reviews risk mitigation and governance matters, which includes maintaining the following best practices:

What we Do
☑	Pay for Performance	The majority of total executive compensation is variable and at-risk.
☑	Balance Short- and Long-Term Incentives	The allocation of incentives among the annual incentive plan and the long-term incentive plan does not over-emphasize short-term performance at the expense of achieving long-term goals.
☑	Combination of Balanced Performance Metrics	We use a diverse set of milestone performance metrics in our annual incentive plan to ensure that no single measure affects compensation disproportionately.
☑	Independent Compensation Consultant	Our Compensation Committee has engaged an independent compensation consultant to provide information and advice for use in Compensation Committee decision-making.
☑	Peer Data	We develop a peer group of companies based on industry, development stage, market capitalization, R&D expense and employee headcount to reference for compensation decisions.
☑	Cap Bonus Payments; Fixed Equity Grants	Our annual incentive plan has an upper limit on the amount of cash that may be earned. We grant a fixed number of options.
☑	Clawback Policy

We adopted a clawback policy to allow us to recover incentive compensation from our executive officers, on a non-fault basis, in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements.

☑	Double Trigger Change-in-Control Provisions

If there is a change in control, outstanding time-based equity awards will vest only if there is both a change-in-control and termination of employment (a “double trigger”). A change-in-control alone will not trigger vesting.

What we Don’t Do
☒	No Hedging or Pledging of Company Securities	We prohibit officers and non-employee directors from engaging in hedging, pledging or short-sale transactions in Company securities.
☒	No Perks	We do not provide perquisites to executive officers.
☒	No Excise Tax Gross-ups	We do not provide excise tax gross-ups.
☒	No Stock Options Below Fair Market Value	We do not grant stock options below fair market value.

Compensation Determination Process

Say-on-Pay Results

As part of the Compensation Committee’s annual review of the executive compensation program, it considers the outcome of the annual advisory vote of stockholders, commonly known as the “say-on-pay” vote. At the Company’s Annual Meeting in May 2023, approximately 98.6% of shares were cast in favor of the compensation of the Company’s NEOs in 2022.

The Compensation Committee considered this vote and believes it reflects significant support for our efforts to appropriately structure executive compensation to align with performance as well as with stockholder interests. The Compensation Committee considered the say-on-pay vote and determined not to make any significant changes to our executive compensation policies in 2023.

We value the opinions of our stockholders and we will continue to consider the results of these stockholder votes, along with other forms of stockholder input and feedback, when structuring executive pay in the future.

Role of Compensation Committee

The Compensation Committee establishes our compensation philosophy and objectives; determines the structure, components and other elements of executive compensation, or recommends them to the Board for approval; and reviews and approves the compensation of the NEO’s or recommends it for approval by the Board. The Compensation Committee structures the executive compensation program to accomplish its articulated compensation objectives in light of the compensation philosophy described above.

The Compensation Committee annually reviews compensation policies and procedures to determine if any updates are needed. The Compensation Committee also makes recommendations to the Board with respect to the corporate objectives associated with our annual performance-based cash compensation program, as well as assessing the Company’s performance against those corporate objectives after the end of the year or making a recommendation to the Board as to the extent to which the Company has met those corporate objectives.

Role of the CEO

The Compensation Committee generally seeks input of our CEO when discussing the performance of, and compensation for, our executive officers, including the NEOs other than the CEO. In addition, other members of management may attend Compensation Committee meetings to provide background information or advice, or to answer Compensation Committee member questions, including with respect to the financial, accounting, tax and retention implications of various compensation discussions.

Our CEO reviews the performance of the other executive officers, including the other NEOs, annually and presents to the Compensation Committee his conclusions and other input as to their compensation, including base salary adjustments, annual performance-based cash compensation targets and payouts, and equity awards. The Compensation Committee considers the CEO’s input as one factor in its deliberations to determine the compensation of our executive officers, including for the other NEOs. The Compensation Committee gives significant weight to the CEO’s recommendations in light of his greater familiarity with the day-to-day performance of his direct reports and the importance of incentive compensation in driving the execution of managerial initiatives developed and led by the CEO.

While the CEO and other NEOs may attend Compensation Committee meetings, the CEO and other NEOs may not be present during voting or deliberations on their compensation.

Role of the Compensation Consultant

The Compensation Committee recognizes that there is a value in procuring independent, objective expertise in connection with fulfilling its duties, and pursuant to its charter, the Compensation Committee has the authority to select and retain independent advisors to assist it with carrying out its duties and responsibilities.

The Compensation Committee has engaged the services of an independent compensation consultant, Aon, to assist in it in connection with making executive compensation decisions. The Compensation Committee has the authority, under its charter, to retain, terminate and set the terms of the Company’s relationship with Aon or any other outside advisors that assist the Compensation Committee in carrying out its responsibilities.

The Compensation Committee has worked with Aon to develop a peer group, to provide a competitive market analysis of the base salary, annual performance-based cash incentive awards and long-term incentive compensation of our executive officers compared against the compensation peer group, and to review other market practices and trends.

The Compensation Committee annually assesses the independence of Aon pursuant to SEC and Nasdaq rules to determine whether Aon is independent and that no conflict of interest exists that would prevent Aon from serving as an independent advisor to the Compensation Committee. The Compensation Committee assessed the independence of Aon consistent with Nasdaq listing standards and concluded that the engagement of Aon does not raise any conflict of interest.

While the Compensation Committee took into consideration the review and recommendations of Aon when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent decisions in determining our executives’ compensation.

Consideration of Comparative Market Data

Relevant market and benchmark data provide a solid reference point for making decisions and very helpful context, even though, relative to other companies, there are differences and unique aspects of the Company.

With Aon’s assistance and input, the Compensation Committee annually adopts a peer group of companies that it uses as a reference group to provide a broad perspective on competitive pay levels and practices.

The Compensation Committee reviews and approves the peer group companies that are used to evaluate competitive market compensation. In doing so, the Compensation Committee seeks to approve a peer group that is representative of the sector in which we operate and includes companies within an appropriate defined range in terms of revenue and market capitalization.

2023 Executive Compensation Peer Group

In September 2022, as the Company approached commercialization, the Compensation Committee determined that our peer group for purposes of determining the compensation of our NEOs in fiscal year 2023 would consist of Phase 2, Phase 3 and commercial stage public biopharmaceutical companies, with a preference toward companies focused on oncology. In general, the selection criteria consisted of companies with market capitalizations between $450 million and $4 billion, fewer than 500 employees, and more than $50 million in research and development expenses. Below is a list of the 18 companies that the Compensation Committee identified as our peer group for fiscal year 2023:

AnaptysBio, Inc. (ANAB)	Geron Corporation (GERN)	Replimune Group, Inc. (REPL)
Arcus Biosciences, Inc. (RCUS)	ImmunoGen, Inc. (IMGN)	Revolution Medicines, Inc. (RVMD)
Arvinas, Inc. (ARVN)	Kura Oncology, Inc. (KURA)	SpringWorks Therapeutics, Inc. (SWTX)
Blueprint Medicines Corporation (BPMC)	Mersana Therapeutics, Inc. (MRSN)	Xencor, Inc. (XNCR)
Celldex Therapeutics, Inc. (CLDX)	Mirati Therapeutics, Inc. (MRTX)	Y-mAbs Therapeutics, Inc. (YMAB)
Cytokinetics, Incorporated (CYTK)	RAPT Therapeutics, Inc. (RAPT)	Zentalis Pharmaceuticals, Inc. (ZNTL)

The Compensation Committee focused on selecting companies that in whole had similar attributes as the Company, while the companies may differ across some of the attributes.

The Compensation Committee evaluates the peer group for suitability at least annually and modifies the peer group as needed. Our Compensation Committee utilizes the compensation of executive officers of the companies in this peer group data as one reference point along with various other factors, such as the individual’s performance, experience, and competitive market conditions. In addition to the Compensation Committee-approved peer group, the Compensation Committee also considers compensation survey data reflecting broader, size-appropriate comparisons in the biotechnology industry.

We believe that the compensation practices of our peer group provided us with appropriate compensation reference points for evaluating and determining the compensation of our NEOs during 2023.

Compensation Positioning

For fiscal year 2023, the Compensation Committee and Board sought to position the Company’s executive pay programs, in the aggregate, at the 50th percentile of the peer group, with variances by executive. However, the amount of compensation delivered for target total cash compensation and long-term incentives are based on performance, and therefore the amount of compensation actually paid may be different – either higher or lower – than the targeted amount. In addition, the individual pay levels may be above or below the 50th percentile based on the experience of each executive officer, including the scope of the officer’s position and performance, as well as internal equity and other factors.

Elements of Our Executive Compensation Program

Base Salary

We provide our NEOs with base salaries to compensate them for their day-to-day responsibilities. Generally, the initial base salaries of our executive officers are established through arm’s-length negotiation at the time the individual executive officer is hired, taking into account the executive’s qualifications, experience and comparable market data.

Thereafter, the Compensation Committee, in consultation with our CEO and in consideration of the market data that Aon provides, reviews and recommends to the Board adjustments, as necessary or appropriate, to the base salaries of our executive officers on an annual basis. Consistent with such practice, the Compensation Committee recommended, and the Board approved, base salaries of the NEOs for 2023 that were within a range that is competitive with salaries paid to executives at companies in our peer group. None of our NEOs is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

In establishing base salaries, the Compensation Committee exercises its judgment and discretion and considers several factors, including the performance of the individual executive officer, the officer’s potential to contribute to our long-term strategic goals, the officer’s role and scope of responsibilities within our Company, individual experience and skills, the officer’s compensation as compared to similarly situated executives at comparable companies in our peer group, competitive market dynamics for the position and the input of our CEO. No specific formula is applied to determine the weight of each criterion.

Annual base salaries for our NEOs for their positions they held as of December 31, 2023, as compared with the compensation for the positions held with us as of December 31, 2022, were as follows:

NEO	2023 Base Salary ($)	2022 Base Salary ($)	Approximate % Change
Michael A. Metzger	678,400	640,000	6.0%
Keith A. Goldan	470,300	450,000	4.5%
Luke J. Albrecht	442,100	421,000	5.0%
Neil Gallagher, M.D., Ph.D. (1)	530,000	—	—
Catherine Madigan, M.D.	468,600	440,000	6.5%
(1)
Dr. Gallagher’s hire date was April 10, 2023.

Annual Performance-Based Cash Compensation Program

The annual incentive plan for executive officers is a cash-based plan that rewards NEOs for the achievement of key short-term objectives. The structure of the annual cash plan incentivizes NEOs to achieve annual financial and operational results that the Compensation Committee views as critical to the execution of our business strategy.

Target Opportunities. The Compensation Committee determines the target cash incentive opportunity available to each NEO by taking the individual’s annual base salary in effect at year end and multiplying it by the individual’s target incentive percentage. The target cash incentive opportunity for a newly hired NEO is prorated based on the salary earned during the year of hire unless otherwise negotiated as part of the new hire package. Among other factors, the target incentive percentages are determined with reference to the peer group company percentages of salary and the proportion of total direct compensation represented by the annual incentive.

NEO	2023 Target Annual Incentive Plan Opportunity as a % of Base Salary
Michael A. Metzger	60%
Keith A. Goldan	40%
Luke J. Albrecht	40%
Neil Gallagher, M.D., Ph.D.	45% (1)
Catherine Madigan, M.D.	40%
(1)
Dr. Gallagher’s bonus was prorated in his first year of employment pursuant to the terms of his employment agreement.

Allocation of Annual Incentive Opportunity Between Corporate and Individual Performance. The total annual incentive opportunity for each NEO is allocated between corporate performance and individual performance as follows:

NEO	Corporate Performance	Individual Performance
Michael A. Metzger	100%	—
Keith A. Goldan	75%	25%
Luke J. Albrecht	100%	—
Neil Gallagher, M.D., Ph.D.	75%	25%
Catherine Madigan, M.D.	75%	25%

Corporate Performance Measures. To establish the corporate goals for the year, the Compensation Committee, with the input of the executive leadership team, considered the Company’s results for 2022, the business objectives and plans for 2023, and the related risks associated with those plans. Based on this information, the Compensation Committee established the performance-based metrics and targets for the annual incentive plan at levels that it considered rigorous and challenging and that took into account the relevant risks and opportunities. The amount of the corporate performance payout, if any, under the annual incentive plan is based on achievement against corporate performance measures as follows:

•
research and development milestones related to menin inhibitors (60%);
•
research and development milestones related to axatilimab (25%); and
•
organizational development milestones to support growth (15%).

For each identified research or organizational development milestone, the Compensation Committee set applicable performance levels as follows:

•
the performance that would not meet the threshold level;
•
the target performance necessary to meet the objective; and

•
the performance that would exceed the objective.

Individual Performance. For the NEOs who have a portion of their annual incentive tied to individual performance, the NEOs’ 2023 individual measures target allocation and performance with respect thereto are set forth below:

NEO	Individual Goals	Individual Achievement	Weighted Achievement
Keith A. Goldan	25%	110%	27.5%
Neil Gallagher, M.D., Ph.D.	25%	100%	25%
Catherine Madigan, M.D.	25%	75%	18.75%

With respect to Mr. Goldan, key performance highlights included successfully completing our December 2023 public stock offering and appropriately utilizing our at-the-market facility in the fourth quarter of 2023, leading our investor relations team and increasing investor engagement, and continuing to strengthen the capabilities and infrastructure of the Company’s finance and information technology teams.

With respect to Dr. Gallagher, key performance highlights included ensuring the on time submissions of the axatilimab and revumenib regulatory submissions, ensuring that the teams had high quality processes in place prior to database lock, his focus on trial enrollment, accrual and site initiation, and his external contributions engaging with investors and key stakeholders.

With respect to Dr. Madigan, key performance highlights included driving organizational effectiveness and timelines, contributions to the Company’s real-time oncology review (RTOR) application and response process, as well as her focus on new trial design.

Payout Levels. The Compensation Committee defined payout levels representing the amount to be paid to NEOs based on the level of actual performance relative to the objectives. If achievement is below the threshold level of performance, the Compensation Committee set the payout at 0% in order to motivate performance and underscore the importance of achieving, or closely approaching, the objectives at this critical time in our development. If we achieve the objective, the Compensation Committee will authorize a payout of up to 100% of the portion of the overall opportunity allocated to that element; if we exceed the objective, the Compensation Committee may, in its discretion, authorize a higher payout for that objective, but the payout will not exceed 200% of the target for that objective or of an executive’s overall target incentive.

In February 2024, the Compensation Committee met to consider how the Company had performed against the pre-established corporate performance goals. While the Compensation Committee considered management’s views regarding their 2023 achievements, the Compensation Committee made an independent determination regarding the corporate performance, and established that the 2023 corporate performance was 102.5%, based on the Company’s overachievement of its goals related to:

•
its menin inhibitor program, including the presentation of positive revumenib KMT2A topline data in October 2023 and revumenib’s new drug application submission under the U.S. Food and Drug Administration’s RTOR program;
•
the presentation of positive topline data in its AGAVE-201 trial in July 2023, axatilimab’s biologics license application filing and the initiation of the Company’s trial in idiopathic pulmonary fibrosis in the fourth quarter of 2023; and
•
organizational staffing, specifically the early achievement of the Company’s mid-year and year-end hiring goals and achieving a year-end turnover rate of approximately 12% (below the 2023 U.S.-based life sciences industry average of approximately 18%).

The Compensation Committee recommended its determination regarding the 2023 corporation performance to the Board for approval, prior to approving the compensation implications for each of the executive officers. The Compensation Committee then considered the achievement of pre-established individual goals described above of the three NEOs who have a portion of their annual cash incentive for 2023 determined by individual performance. The Compensation Committee determined that Mr. Goldan achieved 110% of his individual objectives, Dr. Gallagher achieved 100% of his individual objectives and Dr. Madigan achieved 75% of her individual objectives.

Having determined the 2023 corporate and individual performance levels for each NEO, the Compensation Committee then translated those performance levels to a payout level based on the payout curve described above. The dollar amount of the annual incentive award targets and payout ranges for 2023, as well as the actual annual incentive award payouts that the Board approved for each of the NEOs for 2023, are:

NEO	Target Incentive Amount	Corporate Performance Measures: % of Target Incentive	Final Corporate Performance	Corporate Performance Measures: Payout Amount	Individual Performance Measures: % of Target Incentive	Individual Performance Measures: Payout Amount	Total 2023 Annual Incentive Payout Amount
Michael A. Metzger	$407,040	100%	102.5%	$417,216	—	—	$417,216
Keith A. Goldan	$188,120	75%	102.5%	$144,617	100%	$51,733	$196,350
Luke J. Albrecht	$176,820	100%	102.5%	$181,261	—	—	$181,261
Neil Gallagher, M.D., Ph.D. (1)	$178,875	75%	102.5%	$137,510	100%	$44,719	$182,229
Catherine Madigan, M.D.	$187,440	75%	102.5%	$144,095	100%	$35,145	$179,240
(1)
Dr. Gallagher’s bonus was prorated in his first year of employment pursuant to the terms of his employment agreement.

Equity-Based Incentive Awards

The third and largest component of the executive compensation program is long-term equity incentives. The Compensation Committee designed the long-term incentive opportunity for the NEOs to motivate and reward executive officers to achieve multiyear strategic goals and deliver sustained long-term value to stockholders.

We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. Long-term equity incentives also promote retention, because executive officers will only receive value if they remain employed by us over the required term.

Grants to our NEOs and other employees are made at the discretion of the Compensation Committee and Board and are generally made upon commencement of employment, promotion or annually during the first quarter of each year based upon performance during the prior year. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.

Equity Vehicles

Historically, we have used stock option grants as our primary equity vehicle because we believe that they are an effective means by which to align the long-term interests of our executive officers with those of our stockholders. Stock options motivate stock price appreciation over the long term because they deliver value only if the stock price increases. The use of stock options also can provide tax and other advantages to our executive officers relative to other forms of equity compensation.

We also have granted restricted stock units (“RSUs”), typically as special incentive awards, such as in connection with a new hire, or in connection with the completion of a project or research milestone.

Annual Grants

In determining the number of stock options or RSUs to be granted to an NEO, the Compensation Committee takes into account equally both the range of long-term incentive award values granted to executive officers at the companies in the peer group and the range of grant size as a percent of the company in the peer group in determining the appropriate number of options for an NEO.

The exercise price of all stock option awards to NEOs is equal to the closing price of our stock on the date of the grant, and all of our stock options granted in 2023 have a ten-year term.

In connection with our annual grant process, on February 7, 2023, our Compensation Committee recommended, and our Board approved, grants to each of Messrs. Metzger, Albrecht and Goldan, and Dr. Madigan of options to purchase shares of our common stock. Each stock option vests in equal monthly installments on the last day of each month over a four-year period, subject to the executive’s continuous service to us through each vesting date.

The February 2023 stock option grants made by the Compensation Committee are shown in the following table:

NEO	Time-Based Stock Options (#)
Michael A. Metzger	410,000
Keith A. Goldan	110,000
Luke J. Albrecht	100,000
Catherine Madigan, M.D.	110,000

New Hire Grants

The Compensation Committee has also granted equity-based incentives in connection with the hire of new executives, either in the form of stock options or RSUs.

In connection with Dr. Gallagher’s hire as our President, Head of Research and Development in April 2023, he was awarded 250,000 stock options. One-quarter of the options vest on the one-year anniversary of the award, and the remainder vest in equal monthly installments on the last day of each month over a three-year period thereafter, subject to the executive’s continuous service through each vesting date.

We expect to continue to evaluate our equity compensation strategy across the organization to manage our equity utilization during 2024 and beyond.

Additional Elements of Compensation

Employee Benefits

Our NEOs are eligible to participate in all our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability and our 401(k) plan, in each case on the same basis as other employees, subject to applicable laws. Under our 401(k) plan, the Company currently makes matching contributions of 200% of an employee’s contributions to the plan, up to a maximum of $10,000 per year. We believe these benefits are important to attracting and retaining experienced employees, including our executives.

Perquisites

We do not currently provide any perquisites to our executive officers.

Severance Arrangements

We have entered into employment agreements with all of our NEOs that provide for at-will employment without any specific term. Each of the agreements sets forth the NEO’s severance benefits payable upon a qualifying termination of employment or change in control of our Company. The “Potential Payments Upon Termination or Change in Control” section located in the “Executive Officer and Director Compensation” section below describes and quantifies the severance and other benefits potentially payable to the NEOs in further detail.

We offer severance benefits because we compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to their officers. These severance benefits may consist of a payment equal to a specified number of months of base salary continuation, payment of premiums for continued health insurance coverage for a specified period of time, an amount determined by reference to the executive’s annual performance-based cash incentive and accelerated vesting of equity or an extension of time in which to exercise stock options.

We provide severance benefits outside of the change in control context if our NEOs’ employment is terminated without cause, or if the executive terminates employment for good reason, as each of those terms are defined in the employment agreements, subject to the executive officer’s execution of an effective release of claims. The Company believes that it is appropriate to provide severance in this instance to bridge executives to new employment, particularly in view of the Developments, Non-Disclosure and Non-Solicitation agreements that our executives have signed with the Company.

We provide enhanced severance benefits in the change in control context because we believe that the occurrence or potential occurrence of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. The Company believes it serves the best interest of the Company and its stockholders to have executives focus on the business merits of mergers and acquisitions without undue concern for their personal financial outcome. As such, we provide severance protections in connection with a change in control, subject to each executive officer’s execution of an effective release of claims, to help ensure that executive officers can objectively evaluate change in control transactions that may be in the best interest of our stockholders, despite the potential negative consequences such transactions may have on them personally.

We believe that the severance benefits provided to our executive officers under their Employment Agreements are an important component of each executive officer’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be more attractive absent these protections.

Additional Compensation Policies and Practices

Anti-Hedging and Anti-Pledging Policies

Our insider trading policy prohibits our directors and officers, including their immediate family members and other persons with whom they share a household, and economic dependents from (i) engaging in any forms of hedging or short-selling transactions involving our securities, (ii) pledging our securities as collateral for loans, or (iii) purchasing our stock on margin or holding it in a margin account. This policy applies to all of the Company’s securities held, including publicly traded options and any other derivative securities.

Tax Considerations: Section 162(m)

When reviewing compensation matters, the Compensation Committee considers the anticipated tax consequences to us (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers. The Compensation Committee, after considering the potential impact of the application of Section 162(m) of the Code, may provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of the Company and its stockholders.

Clawback Policy

In October 2023, the Compensation Committee adopted our Incentive Compensation Recoupment Policy (the “Clawback Policy”), designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment.

Compensation Risk Assessment

Our Compensation Committee is responsible for evaluating, recommending and approving executive officer compensation arrangements, plans, policies and programs and performs an annual assessment of the risk they impose. In consultation with management, our Compensation Committee assessed our executive officer compensation arrangements, plans, policies and programs and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company. This risk assessment included, among other things, a review of the extent to which the Company’s compensation policies and practices could lead to excessive risk-taking behavior, the manner in which any risks arising out of the Company’s compensation policies and practices are monitored and mitigated and any adjustments that may be necessary to address changes in the Company’s risk profile.

Report of the Compensation Committee on Executive Compensation

This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s proxy statement.

The preceding report has been furnished by the following members of the Compensation Committee:

Keith A. Katkin, Chair

Pierre Legault

Dennis G. Podlesak

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

The following table sets forth information regarding compensation awarded to or earned by our NEOs during the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael A. Metzger	2023	$678,400	—	$8,023,803	$417,216	$8,000	9,127,419
Chief Executive Officer	2022	640,000	—	3,062,276	403,200	8,000	4,113,476
	2021	594,104	—	2,434,751	297,050	8,000	3,333,905
Keith A. Goldan (5)	2023	470,300	—	2,151,384	196,350	8,000	2,826,034
Chief Financial Officer	2022	249,900	49,998	2,497,890	186,750	8,000	2,992,538
Luke J. Albrecht (6)	2023	442,099	—	1,957,815	181,261	8,000	2,589,175
General Counsel and Secretary	2022	421,000	—	862,253	176,820	8,000	1,468,073
Neil Gallagher, M.D., Ph.D. (7)	2023	386,458	—	3,318,187	182,229	5,300	3,892,174
President, Head of Research & Development
Catherine Madigan, M.D. (8)	2023	468,600		2,151,384	179,240	8,000	2,807,224
Chief Medical Officer	2022	503,540	—	1,980,213	152,161	8,000	2,643,914

___________

(1)
The amounts reported in these columns represent the aggregate grant date fair value of RSU awards and stock options granted to our NEOs, in each case as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs and stock options reported in these columns are set forth in note 13 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 27, 2024. The amounts reported in this column do not reflect the actual economic value that may be realized by the NEOs upon the vesting of the RSUs or exercise of the stock options, as applicable, or the sale of any common stock underlying such RSUs or stock options. Because the February 22, 2022 award of performance-based stock options to Mr. Metzger are subject to price per share requirements, the grant date fair value disclosed was based on upon the probable outcome of such performance conditions using a Monte-Carlo simulation model.
(2)
Refer to the section titled “Compensation Discussion and Analysis—Equity-Based Incentive Awards” for a description of the material terms of the program pursuant to which this compensation was awarded.
(3)
The amounts reported in this column represent annual performance-based bonuses earned based on the achievement of Company and individual performance goals and other factors deemed relevant by our Board and Compensation Committee. For additional information, see the section titled “Compensation Discussion and Analysis—Annual Performance-Based Cash Compensation Program.”
(4)
Amounts reported in this column represent employer matching contribution to the NEO’s account under the 401(k) plan.
(5)
Mr. Goldan was not an NEO for fiscal year 2021, and as such, we have provided information solely with respect to fiscal years 2023 and 2022.
(6)
Mr. Albrecht was not an NEO for fiscal year 2021, and as such, we have provided information solely with respect to fiscal years 2023 and 2022.
(7)
Dr. Gallagher was hired as our President, Head of Research and Development effective April 10, 2023, and as such was not an NEO for fiscal years 2022 and 2021.
(8)
Dr. Madigan was not an NEO for fiscal year 2021, and as such, we have provided information solely with respect to 2023 and 2022.

Grants of Plan-Based Awards Table

The following table sets forth certain information regarding grants of plan-based awards to the NEOs during the year ended December 31, 2023:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Option Awards: Number of Securities Underlying Options Granted	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (2)
Michael A. Metzger
Cash Bonus		—	407,040	—	—	—	—
Option Grant	2/2/2023	—	—	—	410,000	28.55	8,023,803
Keith A. Goldan
Cash Bonus		—	188,120	—			—
Option Grant	2/2/2023	—	—	—	110,000	28.55	2,151,384
Luke J. Albrecht
Cash Bonus		—	176,840	—			—
Option Grant	2/2/2023	—	—	—	100,000	28.55	1,957,815
Neil Gallagher, M.D., Ph.D.
Cash Bonus		—	176,490	—			—
Option Grant	4/10/2023	—	—	—	250,000	19.35	3,318,187
Catherine Madigan, M.D.
Cash Bonus		—	187,440	—			—
Option Grant	2/2/2023	—	—	—	110,000	28.55	2,151,384

(1)
The target amounts reflect the dollar amount of each NEO’s target annual performance-based bonus for 2023, each of which represented a percentage of such NEO’s 2023 annual base salary as specified under the NEO’s employment agreement, as subsequently increased by the Compensation Committee, if applicable. Threshold amounts reflect the dollar amount that would be payable if each performance goal were achieved at the threshold (i.e., 100%) level.
(2)
This column represents the aggregate grant date fair value of equity awards in 2023 and calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the fair value of the stock option can be found under Note 13 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 20223. The grant date fair value of each RSU award is measured based on the closing price of our common stock on the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the NEOs that were outstanding as of December 31, 2023:

		Option Awards								Stock Awards
		Number of Securities						Option
		Underlying Unexercised Options:				Equity Incentive Plan Awards:		Exercise	Option
		Exercisable		Unexercisable		Number of Securities Underlying Unexercised Unearned Options		Price	Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
Name	Grant Date	(#)		(#)		(#)		($/Sh)(1)	Date	(#)		($)(2)
Michael A. Metzger	2/2/2023	93,958	(4)	316,042	(4)			28.55	2/2/2033
	2/2/2022	117,396	(4)	127,604	(4)			15.79	2/2/2032
	2/2/2022	—		—		80,000	(5)	15.79	2/2/2032
	2/3/2021	116,667	(4)	43,333	(4)			21.36	2/3/2031
	2/12/2020	137,083	(4)	2,917	(4)			9.47	2/12/2030
										3,750	(8)	81,038
	7/4/2019	200,000	(4)	—				9.15	7/4/2029
	2/6/2019	20,663	(4)	—				6.38	2/6/2029
	2/6/2019	11,712	(5)	—				6.38	2/6/2029
	3/1/2018	125,000	(4)	—				9.40	3/1/2028
	9/9/2015	157,307	(7)	—				10.90	9/9/2025
	6/1/2015	13,888	(7)	—				7.20	6/1/2025
Keith A. Goldan	2/2/2023	25,208	(4)	84,792	(4)			28.55	2/2/2033
	6/13/2022	86,250	(3)	143,750	(3)			15.60	6/13/2032
										1,603	(6)	34,641
Luke J. Albrecht	2/2/2023	22,917	(4)	77,083	(4)			28.55	2/2/2033
	2/2/2022	38,333	(4)	41,667	(4)			15.79	2/2/2032
	2/3/2021	58,333	(4)	21,667	(4)			21.36	2/3/2031
	2/12/2020	102,813	(4)	2,187	(4)			9.47	2/12/2030
	2/6/2019	18,833	(5)					6.38	2/6/2029
	2/6/2019	18,958	(4)					6.38	2/6/2029
	2/8/2018	55,000	(4)					9.63	2/8/2028
	9/21/2016	113,000	(3)					13.65	9/21/2026
Neil Gallagher, M.D., Ph.D.	4/10/2023	—		250,000	(3)			19.35	4/10/2033
Catherine Madigan, M.D.	2/2/2023	25,208	(4)	84,792	(4)			28.55	2/2/2033
	3/1/2022	78,750	(3)	101,250	(3)			16.06	3/1/2032

_________________

(1)
Each stock option was granted with an exercise price equal to the fair market value of our common stock on the grant date.
(2)
Market values are calculated based on the closing market price of our common stock as reported on the Nasdaq Global Select Market on December 29, 2023, the last trading day of the year, which was $21.61 per share.
(3)
25% of this option vests on the one-year anniversary of the grant date and thereafter, the remainder of the shares vest in equal monthly installments on the last day of each month over a three-year period, in each case, subject to the NEO’s continuous service through each vesting date.

(4)
These options vest in equal monthly installments on the last day of each month over a four-year period of continuous service following the grant date.
(5)
These options vest periodically upon the Company achieving certain milestones and, following achievement of any such milestone, one-third of the option conditioned upon achievement of such milestone shall vest immediately, with the remaining two-thirds of the option vesting annually upon the one- and two-year anniversaries following such achievement, in each case, subject to the NEO’s continuous service through each vesting date.
(6)
These restricted stock units vest fifty percent annually during each of the two years from the grant date, subject to the NEO’s continuous service through each vesting date.
(7)
37.5% of this option vests on the one-year anniversary of the grant date and thereafter, the remainder of the shares vest in equal monthly installments on the last day of each month over a three-year period, in each case, subject to the NEO’s continuous service through each vesting date.
(8)
These restricted stock units vest as to 3,750 restricted stock units annually during each of the four years from the grant date, subject to the executive’s continuous service through each vesting date. These restricted stock units are fully vested as of February 12, 2024.
(9)
All of the equity awards listed in this table were granted under our 2015 Omnibus Incentive Plan (the “2015 Plan”) with the exception of the awards for Dr. Madigan and Mr. Goldan, which we granted as inducement awards in connection with the commencement of employment pursuant to Nasdaq Listing Rule 5635(c)(4) pursuant to our 2023 Inducement Plan.

Option Exercises and Stock-Vested Table

The following table sets forth information concerning option exercises and stock vested for each of our NEOs during the fiscal year ended December 31, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Numbers of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael A. Metzger	5,959	126,679	3,750	95,325	(2)
Keith A. Goldan	—	—	1,602	35,741	(3)
Luke J. Albrecht	21,104	387,364	—	—

(1)
The value realized when the stock options were exercised represents the excess of the fair market value of the shares on the date of the exercise over the exercise price of the stock options.
(2)
The value realized on vesting with respect to the RSUs held by Mr. Metzger is based on the closing market price of our common stock of $25.42 per share on February 10, 2022.
(3)
The value realized on vesting with respect to the RSUs held by Mr. Goldan is based on the closing market price of our common stock of $22.31 per share on June 13, 2023.

Equity Plans

2015 Omnibus Incentive Plan and 2007 Stock Plan

General. In September 2015, our Board adopted and in February 2016, our stockholders approved our 2015 Omnibus Incentive Plan (the “2015 Plan”) for the purpose of attracting and retaining non-employee directors, executive officers and other key employees and service providers, including officers, employees and service providers of our affiliates, and to stimulate their efforts toward our continued success, long-term growth and profitability. The 2015 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units, dividend equivalent rights, other equity-based awards and cash bonus awards. We also maintain the 2007 Stock Plan (the “2007 Plan”), which has been terminated and under which no future awards will be granted, but under which outstanding options have been granted. These options will continue to be governed by the terms of the 2007 Plan.

Change in Control. If we experience a change in control, as defined in the 2015 Plan, in which outstanding equity-based awards will not be assumed or continued by the surviving entity, unless otherwise provided in an award agreement, all restricted shares, stock units and dividend equivalent rights will vest, and the underlying shares will be delivered immediately before the change in control. In addition, all options and stock appreciation rights will become exercisable 15 days before the change in control and terminate upon the consummation of the change in control, and/or, in the discretion of our Board, all options, stock appreciation rights, restricted shares, stock units and dividend equivalent rights may be canceled before the change in control in exchange for payment of any amount in cash or securities having a value (as determined by our Board), in the case of restricted shares, stock units and dividend equivalent rights equal to the formula or fixed price per share paid to our stockholders and, in the case of options and stock appreciation rights equal to the product of the number of shares subject to the options or stock appreciation rights multiplied by the amount by which the formula or fixed price paid to our stockholders exceeds the exercise price of each option or the stock appreciation right. In the case of performance awards denominated in shares or units, if more than half of the performance period has lapsed, the awards will be converted into shares or units based upon actual performance achieved to date. If less than half of the performance period has lapsed, or if we cannot determine actual performance, the awards will be converted into shares or units assuming target performance has been achieved.

Employment Agreements with Named Executive Officers

Below are descriptions of the key terms of our employment agreements with our NEOs. The agreements generally provide for at-will employment without any specific term and set forth the NEO’s initial base salary, annual target bonus and severance benefits upon a qualifying termination of employment or change in control of our company. Additionally, in February 2024, the Company amended the employment agreements with our NEOs, which provided for certain enhanced Change in Control termination benefits. Refer to “—Potential Payments Upon Termination or Change in Control” for further description of each NEOs termination benefits. Each NEO is also eligible to participate in all employee benefit plans that are generally available to our employees. Each employment agreement also entitles each NEO to reimbursement for all necessary and reasonable business expenses incurred in connection with their duties in accordance with our generally applicable policies. Furthermore, each of our NEOs has executed our standard form of proprietary information and inventions assignment agreement.

Michael A. Metzger. Our employment agreement, as amended from time to time, with Mr. Metzger provides for his at-will employment as our Chief Executive Officer. Previously Mr. Metzger served as our President and Chief Operating Officer. Mr. Metzger’s employment agreement established his base salary and annual target performance bonus at the time it was executed, which our Compensation Committee may increase from time to time. Mr. Metzger’s employment agreement further provides that he is eligible to earn an annual target performance bonus upon attainment of objectives to be determined by our Board or our Compensation Committee. Effective as of January 1, 2024, our Board approved the Compensation Committee’s recommendations to increase Mr. Metzger’s base salary to $715,000, with an annual target performance bonus of up to 70% of his annual base salary.

Additionally, we have agreed to reimburse, or pay for, all reasonable expenses incurred by Mr. Metzger in commuting between our Waltham office and his current principal residence, including Mr. Metzger’s actual and reasonable living expenses incurred in the Waltham area and his current principal residence. If Mr. Metzger decides to relocate his residence to Waltham, we have agreed to pay Mr. Metzger up to $50,000 for ordinary and necessary expenses incurred by him because of his relocation.

Keith A. Goldan. Our employment agreement, as amended, with Mr. Goldan provides for his at-will employment as our Chief Financial Officer. Mr. Goldan’s employment agreement established his base salary and annual target performance bonus at the time it was executed, which our Compensation Committee may increase from time to time. Mr. Goldan’s employment agreement further provides that he is eligible to earn an annual target performance bonus upon attainment of objectives to be determined by our Board or our Compensation Committee. Effective as of January 1, 2024, our Board approved the Compensation Committee’s recommendations to increase Mr. Goldan’s base salary to $497,000, with an annual target performance bonus of up to 45% of his annual base salary.

Luke J. Albrecht. Our employment agreement, as amended from time to time, with Mr. Albrecht provides for his at-will employment as our General Counsel. Mr. Albrecht’s employment agreement established his base salary and annual target performance bonus at the time it was executed, which our Compensation Committee may increase from time to time. Mr. Albrecht’s employment agreement further provides that he is eligible to earn an annual target performance bonus upon attainment of objectives to be determined by our Board or our Compensation Committee. Effective as of January 1, 2024, our Board approved the Compensation Committee’s recommendations to increase Mr. Albrecht’s base salary to $471,000, with an annual target performance bonus of up to 45% of his annual base salary.

Neil Gallagher, M.D., Ph.D. Our employment agreement, as amended, with Dr. Gallagher provides for his at-will employment as our President, Head of Research and Development. Dr. Gallagher’s employment agreement established his base salary and annual target performance bonus at the time it was executed, which our Compensation Committee may increase from time to time. Dr. Gallagher’s employment agreement further provides that he is eligible to earn an annual target performance bonus upon attainment of objectives to be determined by our Board or our Compensation Committee. Effective as of January 1, 2024, our Board approved the Compensation Committee’s recommendations to increase Dr. Gallagher’s base salary to $546,000, with an annual target performance bonus of up to 50% of his annual base salary.

Catherine Madigan, M.D. Our employment agreement, as amended, with Dr. Madigan provides for her at-will employment as our Chief Medical Officer. Dr. Madigan’s employment agreement established her base salary and annual target performance bonus at the time it was executed, which our Compensation Committee may increase from time to time. Dr. Madigan’s employment agreement further provides that she is eligible to earn an annual target performance bonus upon attainment of objectives to be determined by our Board or our Compensation Committee. Effective as of January 1, 2024, our

Board approved the Compensation Committee’s recommendations to increase Dr. Madigan’s base salary to $482,000, with an annual target performance bonus of up to 45% of her annual base salary.

Potential Payments Upon Termination or Change in Control

In February 2024, our Board approved the Compensation Committee’s recommendations to amend the termination benefits in each of our NEO’s employment agreement providing for an increase in benefits for our NEOs in the event of their Involuntary Termination Without Cause or Resignation for Good Reason (each term as defined in the applicable NEO’s employment agreement, as amended) within three (3) months prior to, or within twelve (12) months following, a Change in Control. For Mr. Metzger, this resulted in an increase in benefits from eighteen (18) to twenty-four (24) months and for Messrs. Albrecht and Goldan and Drs. Gallagher and Madigan, this resulted in an increase in benefits from twelve (12) to eighteen (18) months. As described in the Compensation Discussion and Analysis section above, a Change-in-Control alone will not trigger accelerated vesting. The benefits shown below are subject to the NEO’s signing and not revoking a separation agreement and general release of claims as well as continued adherence to the NEO’s Assignment of Developments, Non-Disclosure, and Non-Solicitation Agreement with the Company (or any successor agreement thereto).

The following table summarizes the termination benefits, as amended in February 2024, under the employment agreements between the Company and certain NEOs.

Termination Event	Terms Applicable to Mr. Metzger
Involuntary Termination Without Cause or Resignation for Good Reason within three (3) months prior to, or within twelve (12) months following, a Change in Control
•
An amount equal to 24 months of base salary, payable in a lump sum
•
An amount equal to 24 months of the target annual incentive award, payable in a lump sum
•
Continuation of health benefits for 24 months
•
Accelerated vesting of all outstanding equity
•
Outstanding stock options remain exercisable for the shorter of (a) 12 months after the termination date or (b) the remaining term of the outstanding options

Involuntary Termination Without Cause or Resignation for Good Reason
•
An amount equal to 12 months of base salary, payable in a lump sum
•
A pro rata amount equal to the number of days worked in the termination year of the target annual incentive award, payable in a lump sum
•
Continuation of health benefits for 18 months
•
Accelerated vesting of options that would have otherwise vested during the 12 months following the termination date
•
Outstanding stock options remain exercisable for the shorter of (a) 12 months after the termination date or (b) the remaining term of the outstanding options

Termination Event	Terms Applicable to Messrs. Albrecht and Goldan and Drs. Gallagher and Madigan
Involuntary Termination Without Cause or Resignation for Good Reason within three (3) months prior to, or within twelve (12) months following, a Change in Control
•
An amount equal to 18 months of base salary, payable in a lump sum
•
An amount equal to 18 months of the target annual incentive award, payable in a lump sum
•
Continuation of health benefits for 18 months
•
Accelerated vesting of all outstanding equity

• Outstanding stock options remain exercisable for the shorter of (a) 12 months after the termination date or (b) the remaining term of the outstanding options
Involuntary Termination Without Cause or Resignation for Good Reason
•
An amount equal to 9 months of base salary, payable in a lump sum
•
Continuation of health benefits for 9 months
•
Accelerated vesting of options that would have otherwise vested during the 12 months following the termination date
•
Outstanding stock options remain exercisable for the shorter of (a) 12 months after the termination date or (b) the remaining term of the outstanding options

The table below provides the potential payments and benefits to which our NEOs would be entitled, assuming their employment was terminated as of December 31, 2023, including in connection with a change in control, based on the termination benefits in effect as of December 31, 2023.

Name	Compensation Component	Involuntary Termination Without Cause or Resignation for Good Reason In Connection With a Change in Control ($)	Involuntary Termination Without Cause or Resignation for Good Reason ($)
Michael A. Metzger
	Cash Severance	1,628,160	1,085,440
	Long Term Incentives	10,108,343	9,141,757
	Health Care Continuation	54,602	54,602
	Total	11,791,105	10,281,799
Keith A. Goldan
	Cash Severance	658,420	352,725
	Long Term Incentives	1,416,941	853,189
	Health Care Continuation	36,401	27,301
	Total	2,111,762	1,233,215
Luke J. Albrecht
	Cash Severance	618,940	331,575
	Long Term Incentives	3,894,237	3,758,506
	Health Care Continuation	36,401	27,301
	Total	4,549,578	4,117,382
Neil Gallagher, M.D., Ph.D.
	Cash Severance	768,500	397,500
	Long Term Incentives	565,000	235,417
	Health Care Continuation	12,060	9,045
	Total	1,345,560	641,962
Catherine Madigan, M.D.
	Cash Severance	656,040	351,450
	Long Term Incentives	999,000	681,055
	Health Care Continuation	36,401	27,301
	Total	1,691,441	1,059,806

As used in the tables above, the following terms are generally defined as follows:

Change in Control: Generally, the acquisition of 50% or more of our common stock, a merger, sale of substantially all of the assets or acquisition, or complete dissolution or liquidation of the Company.

Good Reason: Occurrence of any of the following (1) a decrease in executive’s total target cash compensation (base and bonus) of more than 10%, (2) executive’s duties, authority or responsibilities are materially diminished; (3) a material breach by the Company of the terms of the employment agreement; or (4) Company relocation of 50 miles or more.

Cause: Generally means a reasonable determination by the Company of an executive’s (i) dishonest statements or acts with respect to the Company which has the effect of materially injuring the business or reputation of the Company; (ii) conviction of or indictment for (A) a felony or (B) any misdemeanor (excluding minor traffic violations) involving moral turpitude, deceit, dishonesty or fraud; (iii) gross negligence, willful misconduct or insubordination with respect to the Company; or (iv) material breach of any agreement between the executive and the Company.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of the individual identified as our paid median employee to the annual total compensation of our principal executive officer, our Chief Executive Officer. The paragraphs that follow describe our methodology and the resulting pay ratio.

We identified our median employee using our employee population as of December 31, 2023 by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by expected annual work schedule, for hourly employees), (B) actual bonus for 2023 and (C) the grant date fair value of any annual or new hire equity awards granted during the fiscal year ended December 31, 2023 and (ii) ranking this aggregated compensation measure for our employees (excluding our Chief Executive Officer) from highest to lowest. Salaries or wages for those employees hired during 2023 were annualized. Once the median employee was identified, we calculated the median employee’s annual total compensation in accordance with the rules applicable to the Summary Compensation Table.

The total compensation for 2023 for our median employee, identified as discussed above, was $364,766. Our Chief Executive Officer’s compensation as reported in the Summary Compensation Table was $9,127,419. Therefore, our pay ratio is approximately 25 to 1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Director Compensation

Cash and Equity Compensation

We maintain a non-employee director compensation policy, pursuant to which each non-employee director receives an annual base retainer of $43,470 ($45,644 beginning in 2024). Our non-employee directors also receive the following cash compensation for board services, as applicable:

•
the chairman of the Board (the “Chair”) receives an additional annual retainer of $76,072 ($79,876 in 2024);
•
each member of our Audit, Compensation, Science and Technology and Nominating and Corporate Governance Committees, other than the chairperson, receives an additional annual retainer of $10,867, $8,150, $8,150 and $5,434, respectively ($11,410, $8,558, $8,558 and $5,706, respectively, in 2024); and
•
each chairperson of our Audit, Compensation, Science and Technology and Nominating and Corporate Governance Committees receives an additional annual retainer of $21,735, $16,300, $16,300 and $10,867, respectively ($22,822, $17,115, $17,115 and $11,410, respectively, in 2024).

We pay all amounts in quarterly installments. We also reimburse each of our directors for their travel expenses incurred relating to their attendance at Board and committee meetings.

Each non-employee director other than the Chair receives an annual award in the form of 17,000 deferred settlement restricted stock units (“Deferred RSUs”) and the Chair receives an annual award of 34,000 Deferred RSUs. For each non-employee director, the shares underlying such Deferred RSUs will not be delivered to the non-employee director and may not be transferred or sold until the earlier of a separation from service, death, disability or change in control. Our practice is to grant the annual equity awards for all non-employee directors on the same date that the Board awards annual equity grants to the Company’s executive officers. Each annual equity award vests on the one-year anniversary of the date of grant, subject to the director’s continued service on the Board. At the time of their appointment to the Board, newly appointed non-employee directors receive a one-time initial award of options to purchase 35,000 shares of our common stock. Each newly appointed non-employee director grant vests monthly over a three-year period.

Director Compensation

The following table sets forth information concerning compensation accrued or paid to our independent, non-employee directors during the year ended December 31, 2023 for their service on our Board. Directors who are also our employees receive no additional compensation for their service as directors and are not set forth in the table below:

	Fees earned
	or paid	Stock
	in cash	awards	Total
Name	($)	($)(1)(3)	($)
Dennis G. Podlesak	189,426	913,600	1,103,026
Martin H. Huber, M.D.	59,770	456,800	516,570
Jennifer Jarrett	57,054	456,800	513,854
Keith A. Katkin	124,221	456,800	581,021
Pierre Legault	118,789	456,800	575,589
William Meury	43,470	456,800	500,270
Briggs W. Morrison, M.D. (2)	30,912	—	30,912

___________

(1)
The amounts reported in this column represent the aggregate grant date fair value of Deferred RSUs granted to our non-employee directors during 2023 as computed in accordance with ASC 718, not including any estimates of forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant date fair value of the Deferred RSUs reported in this column are set forth in note 13 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 27, 2024. The amounts reported in this column do not reflect the actual economic value that may be realized by the non-employee directors. None of our non-employee directors received stock options in 2023.
(2)
Dr. Morrison became a non-employee director in April 2023, following his resignation as our President, Head of Research and Development. As such he did not receive a stock award for his service as a non-employee director in 2023 and the Company prorated his earned cash compensation.
(3)
The following table provides information regarding the aggregate number of equity awards granted to our non-employee directors that were outstanding as of December 31, 2023:

	Option Awards	Stock Awards
	Outstanding	Outstanding
Name	at Year-End	at Year-End
Dennis G. Podlesak	192,600	64,000
Martin H. Huber, M.D.	35,000	32,000
Jennifer Jarrett	83,000	32,000
Keith A. Katkin	73,000	32,000
Pierre Legault	—	32,000
William Meury	—	32,000
Briggs W. Morrison, M.D.	807,017	—

Limitation on Liability and Indemnification Agreements

Our Certificate of Incorporation and Bylaws contain provisions limiting the liability of directors and provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and Bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We have also obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

Rule 10b5-1 Sales Plans

Our directors and officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades under parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they do not possess material nonpublic information, subject to compliance with the terms of our insider trading policy.

PAY VERSUS PERFORMANCE

In accordance with Item 402(v) of Regulation S-K, adopted by the SEC pursuant to the Dodd-Frank Act, we are providing the following disclosure regarding the relationship between “compensation actually paid” (“CAP”) to our principal executive officers (“PEOs”) and our non-PEO NEOs and certain financial performance of the Company for the fiscal years listed below. The Compensation Committee did not specifically consider the pay versus performance information presented in this section in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for First PEO (1)($)	CAP to First PEO (1)(2)(3) ($)	Summary Compensation Table Total for Second PEO (1)($)	CAP to Second PEO (1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1)($)	Average CAP to Non-PEO NEOs (1)(2)(3) ($)	Value of Initial Fixed $100 Investment Based on (4):		Net Income ($ Millions)	Stock Price (5) ($)
							Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	—	—	9,127,419	5,206,486	3,028,652	1,953,597	246.13	118.87	(209.4)	21.61
2022	2,374,171	3,475,750	4,113,476	6,278,969	2,356,288	3,210,130	289.86	113.65	(149.3)	25.45
2021	3,904,316	2,871,757	—	—	2,556,999	1,873,217	249.32	126.45	24.9	21.89
2020	2,165,397	7,604,962	—	—	2,539,448	5,582,043	253.30	126.42	(73.2)	22.24

(1)
Briggs W. Morrison (referred to in these tables as the “First PEO”) was our PEO from June 2015 to February 2022, and Michael A. Metzger (referred to in these tables as the “Second PEO”) has been our PEO since February 2022. The individuals comprising the non-PEO NEOs for each year presented are listed below:

2020	2021	2022	2023
Michael A. Metzger	Michael A. Metzger	Luke J. Albrecht	Luke J. Albrecht
Daphne Karydas	Anjali Ganguli	Keith A. Goldan	Neil Gallagher, M.D., Ph.D.
	Daphne Karydas	Catherine Madigan, M.D.	Keith A. Goldan
		Alexander Nolte	Catherine Madigan, M.D.
Steve M. Sabus
(2)
The amounts shown for CAP have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)
CAP reflects the exclusions and inclusions of certain amounts for the PEOs and the non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the “Exclusion of Stock Awards and Option Awards” column are the totals from the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table.

Year	Summary Compensation Table Total for Second PEO ($)	Exclusion of Stock Awards and Option Awards for Second PEO ($)	Inclusion of Equity Values for Second PEO ($)	CAP to Second PEO ($)
2023	9,127,419	(8,023,803)	4,102,870	5,206,486

Year	Average Summary of Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Options Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average CAP to Non-PEO NEOs ($)
2023	3,028,652	(2,394,692)	1,319,637	1,953,597

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Second PEO ($)	Changes in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Second PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Second PEO ($)	Total-Inclusion of Equity Values for Second PEO ($)
2023	4,316,548	(538,770)	1,152,743	(827,651)	4,102,870

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Total-Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	1,731,000	(357,426)	224,926	(278,863)	1,319,637

For the values of equity awards in the above tables, the values of the February 2, 2022 performance-based stock option award uses an assumption or methodology that differs materially from those disclosed as of the grant date. That award was originally valued using a Black-Scholes model and are valued for purposes of this table using a Monte Carlo model for the stock price hurdle position of the award.

(4)
The Peer Group TSR set forth in this table utilizes the Nasdaq Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the Nasdaq Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)
We determined the Stock Price to be the most important financial performance measure used to l ink Company performance to CAP to the Second PEO in 2023. The amounts in the column represents the closing represents the closing price of our stock on the last trading date of the listed year. The Board made an award of performance-based stock options to the First PEO and Second PEO, and half of those stock options vest upon our stock closing at or above $30 per share. We may determine a different financial performance measure to be the most important financial performance measure in future years. For purposes of this disclosure, there was no financial performance measure used to link Company performance to CAP to our non-PEO NEOs in 2023.

Relationship Between PEO and Non-PEO NEO CAP, Company TSR and Peer Group TSR

The following chart sets forth the relationship between CAP to our PEOs, the average of CAP to our non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years, and the Nasdaq Biotechnology Index TSR over the same period.

Relationship Between PEO and Non-PEO NEO CAP and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of CAP to our non-PEO NEOs, and our net income during the three most recently completed fiscal years.

Relationship Between PEO and Non-PEO NEO CAP and Stock Price

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of CAP to our non-PEO NEOs, and our stock price (closing price of our stock on the last trading date of each listed year) for the four most recently completed fiscal years.

List of Most Important Financial Performance Measures

We identified stock price as the sole financial performance measure that linked Company performance to Compensation Actually Paid (as defined for purposes of this Pay Versus Performance disclosure) for 2023 and, as a result, stock price is our company selected measure. As described in footnote 5 to the Pay Versus Performance Table, above, in February 2022, the Board awarded performance-based stock options to our Second PEO and First PEO. Half of those stock options remained outstanding during 2023 and would have vested upon our stock closing at or above $30 per share. For purposes of this disclosure, there was no financial performance measure used to link Company performance to CAP to our non-PEO NEOs in 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Transactions with Related Parties

We have adopted a written related party transaction policy in which all proposed related party transactions must be approved by either (i) our full Board in the case of executive officers and directors or (ii) with respect to all other related parties, our Nominating and Corporate Governance Committee. This review covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any “related person” were or are participants involving an amount that exceeds or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A “related party” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

Certain Related-Party Transactions

There are no related party transactions since January 1, 2023, to which we have been a party or will be a party, other than compensation, termination, change in control and other arrangements, which are described in the section titled “Executive Officer and Director Compensation.”

Indemnification of Directors and Officers

We entered into indemnification agreements with each of our current directors and executive officers. See the section titled “Executive Officer and Director Compensation—Limitation on Liability and Indemnification Agreements.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 8, 2024, by: (i) each of our NEOs; (ii) each of our directors; (iii) all our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable within 60 days of March 8, 2024. Options to purchase shares of our common stock that are exercisable within 60 days of March 8, 2024, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 84,976,186 shares of our common stock outstanding as of March 8, 2024. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Syndax Pharmaceuticals, Inc., 35 Gatehouse Drive, Building D, Floor 3, Waltham, Massachusetts 02451.

	Shares of Common Stock Beneficially	Percentage of Stock Beneficially
Name and Address of Beneficial Owner	Owned	Owned
Named Executive Officers and Directors:
Michael A. Metzger (1)	1,241,822	1.4%
Keith A. Goldan (2)	195,540	*
Luke J. Albrecht (3)	499,053	*
Neil Gallagher, M.D., Ph.D. (4)	114,649	*
Catherine Madigan, M.D. (5)	166,600	*
Martin H. Huber, M.D. (6)	79,111	*
Jennifer Jarrett (7)	131,000	*
Keith A. Katkin (8)	121,000	*
Pierre Legault (9)	48,000	*
William Meury (10)	48,000	*
Dennis G. Podlesak (11)	285,933	*
Briggs W. Morrison, M.D. (12)	662,541	*
All executive officers and directors as a group (12 persons)	3,593,249	4.1%
5% Stockholders:
Entities affiliated with Wellington Group, LLP. (13)	7,585,221	8.9%
Entities affiliated with BlackRock, Inc. (14)	7,015,548	8.3%
Entities affiliated with Kynam Capital Management, LP (15)	5,660,000	6.7%
State Street Corporation (16)	5,016,224	5.9%
The Vanguard Group (17)	4,335,353	5.1%

* Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
Consists of 163,909 shares of common stock and 1,077,913 shares of common stock issuable upon the exercise of stock options within 60 days of March 8, 2024.
(2)
Consists of 51,373 shares of common stock and 144,167 shares of common stock issuable upon the exercise of stock options within 60 days of March 8, 2024.
(3)
Consists of 43,262 shares of common stock and 455,791 shares of common stock issuable upon the exercise of stock options within 60 days of March 8, 2024.

(4)
Consists of 47,813 shares of common stock and 66,836 shares of common stock issuable upon the exercise of stock options within 60 days of March 8, 2024.
(5)
Consists of 36,131 shares of common stock and 130,469 shares of common stock issuable upon the exercise of stock options within 60 days of March 8, 2024.
(6)
Consists of 48,000 shares of common stock and 31,111 shares of common stock issuable upon the exercise of stock options within 60 days of March 8, 2024.
(7)
Consists of 48,000 shares of common stock and 83,000 shares of common stock issuable upon the exercise of stock options within 60 days of March 8, 2024.
(8)
Consists of 3248,000 shares of common stock and 73,000 shares of common stock issuable upon the exercise of stock options within 60 days of March 9, 2024.
(9)
Consists of 48,000 shares of common stock and no shares of common stock issuable upon the exercise of stock options within 60 days of March 8, 2024.
(10)
Consists of 48,000 shares of common stock and no shares of common stock issuable upon the exercise of stock options within 60 days of March 8, 2024.
(11)
Consists of 93,333 shares of common stock and 192,600 shares of common stock issuable upon the exercise of stock options within 60 days of March 8, 2024.
(12)
Consists of 17,836 shares of common stock and 644,705 shares of common stock issuable upon the exercise of stock options within 60 days of March 8, 2024.
(13)
Consists of 7,585,221 shares of our common stock held by the following subsidiaries of Wellington Management Group LLP, or Wellington: Wellington Group Holdings LLP., Wellington Investment Advisors Holdings LLP., and Wellington Management Group LLP - Delaware. Wellington Management Group’s address is 280 Congress Street, Boston, MA 02210. The information set forth above is based on our review of Schedule 13G/A filed with the SEC by each of the Wellington Management Group LLP entities on February 8, 2024 regarding their beneficial ownership of our common stock as of December 31, 2023.
(14)
Consists of 7,015,548 shares of our common stock held by the following subsidiaries of BlackRock, Inc, or BlackRock: BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, and BlackRock Fund Managers Ltd. Blackrock’s address is 50 Hudson Yards New York, NY 10001. The information set forth above is based on our review of Schedule 13G/A filed with the SEC by each of the Blackrock entities on January 25, 2024 regarding their beneficial ownership of our common stock as of December 31, 2023
(15)
Consists of 5,660,000 shares of our common stock held by Kynam Capital Management, LP, or Kynam. Each of Kynam Capital Management, LP, Kynam Capital Management GP, LLC, and Yue Tang may be deemed to beneficially own the shares owned by Kynam. Kynam’s address is 221 Elm Road. Princeton, NJ 08540. The information set forth above is based on our review of Schedule 13G filed with the SEC by each of the Kynam entities on February 14, 2024 regarding their beneficial ownership of our common stock as of December 31, 2023.
(16)
Consists of 5,016,224 shares of our common stock held by the following subsidiaries of State Street Corporation, or State Street: SSGA Funds Management Inc., State Street Global Advisors Europe Limited, State Street Global Advisors Limited, State Street Advisors Trust Company, and State Street Global Advisors Australia, Limited. State Street’s address is One Lincoln Street, Boston, MA 02111. The information set forth above is based on our review of Schedule 13G/A filed with the SEC by each of the State Street entities on January 25, 2024 regarding their beneficial ownership of our common stock as of December 31, 2023.
(17)
Consists of 4,335,353 shares of Common Stock held directly by The Vanguard Group, or Vanguard. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355. The information set forth above is based on our review of Schedule 13G filed with the SEC by The Vanguard Group on February 13, 2024 regarding their beneficial ownership of our common stock as of December 31, 2023.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2023:

	Column (A)	Column (B)	Column (C)
Number of
	securities	Weighted-	Number of securities
	to be issued	average	remaining
	upon	exercise price of	available for
	exercise of	outstanding	future issuance under
	outstanding	options,	equity compensation
	options,	warrants, and	plans (excluding
	warrants, and	rights	securities reflected
	rights	($)	in Column (A))
Equity compensation plans approved by stockholders:
2007 Stock Plan (1)	—	N/A	—
2015 Omnibus Incentive Plan	8,896,508	$17.56	2,098,064	(2)
2015 Employee Stock Purchase Plan	—	N/A	1,732,614	(3)
Equity compensation plans not approved by stockholders:
2023 Inducement Plan	1,788,350	18.89	111,650	(4)
Total	10,684,858	$17.78	3,942,328

(1)
The 2007 Plan was terminated in 2015, and any shares becoming available under the 2007 Plan by expiration, forfeiture, cancellation or otherwise have been and will be added to, and included in, the 2015 Plan.
(2)
The number of shares of common stock reserved for issuance under the 2015 Plan will automatically increase on January 1 of each year, commencing on January 1, 2017 and continuing through the expiration of the 2015 Plan, in an amount equal to (a) 4% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, or (b) a lesser number of shares of common stock determined by the Board prior to the date of the increase (which may be zero). Pursuant to the terms of the 2015 Plan, 3,393,065 shares were added to the reserve on January 1, 2024.
(3)
The number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year, commencing on January 1, 2017 and continuing through the expiration of the ESPP, by the lesser of (a) 1% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, (b) 250,000 shares, or (c) such lesser number of shares of common stock as determined by the Board (which may be zero). Pursuant to the terms of the ESPP, 250,000 shares were added to the reserve on January 1, 2024.
(4)
The 2023 Inducement Plan was adopted by the Board on February 2, 2023, pursuant to which we reserved 1,900,000 shares of common stock for issuance. On December 6, 2023, the Board increased the number of shares of common stock reserved for issuance under the 2023 Inducement Plan by 1,100,000 shares. The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Standards. The 2023 Inducement Plan provides for the grant of equity-based awards, and its terms are substantially similar to our stockholder-approved 2015 Plan. In accordance with Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Standards, awards under the 2023 Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company (or following such individual’s bona fide period of non-employment with the Company), as an inducement material to the individual’s entry into employment with the Company. The 2023 Inducement Plan does not provide for automatic annual share increases.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, several brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability, please notify your broker or Syndax. Direct your written request to: Syndax Pharmaceuticals, Inc., 35 Gatehouse Drive, Building D, Floor 3, Waltham, Massachusetts 02451, Attn: Luke J. Albrecht, General Counsel and Secretary, or contact Mr. Albrecht at (781) 419-1400.

Stockholders who currently receive multiple copies of the Notice of Internet Availability at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the 2024 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action regarding such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the 2024 Annual Meeting unless they receive instructions from you with respect to such matter.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is available without charge upon written request to: Syndax Pharmaceuticals, Inc., 35 Gatehouse Drive, Building D, Floor 3, Waltham, Massachusetts 02451, Attn: Luke J. Albrecht, General Counsel and Secretary.

SYNDAX PHARMACEUTICALS, INC.

VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/SNDX** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SNDX

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors
Nominees:

Nominee	For	Withhold
01 - Martin H. Huber, M.D.	☐	☐
02 - Jennifer Jarrett	☐	☐
03 - William Meury	☐	☐

Proposal	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the 2024 proxy statement.	☐	☐	☐
3. To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 6 0 6 9 9 8

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03Y00B

The 2024 Annual Meeting of Stockholders of Syndax Pharmaceuticals, Inc. will be held on Wednesday, May 15, 2024, 8:30 AM, EDT, virtually via the internet at meetnow.global/MXMW4XJ.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SNDX

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SYNDAX PHARMACEUTICALS, INC.

Annual Meeting of Stockholders

May 15, 2024 8:30 AM, EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael A. Metzger and Luke J. Albrecht, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SYNDAX PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, EDT, on May 15, 2024.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.